Exhibit 10.1

OFFICE

SUBLEASE AGREEMENT

Knobbe, Martens, Olson & Bear, LLP,

a California limited liability partnership,

as Landlord,

and

ECC Capital Corporation,

a Maryland corporation,

as Tenant

2040 MAIN STREET

IRVINE, CALIFORNIA

2040 Main Street
Office Lease Agreement

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TABLE OF CONTENTS

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TABLE OF CONTENTS

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		Page
EXHIBITS

EXHIBIT “A”	Definitions	1

EXHIBIT “B”	Legal Description of the Land	1

EXHIBIT “C”	Floor Plan	1

EXHIBIT “D”	Commencement Date Memorandum	1

EXHIBIT “E”	Building Rules	1

EXHIBIT “F”	Description of Parking Facility	1

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OFFICE SUBLEASE AGREEMENT

This Office Sublease Agreement (this “Lease”) is made and entered into as of the Effective Date by and between Knobbe, Martens, Olson & Bear, LLP, as sublessor (“Landlord”), and ECC Capital Corporation, a Maryland corporation, as sublessee (“Tenant”).

RECITALS

A. Pursuant to that certain Office Lease Agreement dated October 25, 2000, as amended (the “Master Lease”), by and between 2040 Main, LLC, a Delaware limited liability company, as lessor (“Master Lessor”), and Landlord as lessee, Master Lessor has leased to Landlord certain premises (the “Master Premises”) in the building commonly known as 2040 Main Street, Irvine, California (the “Building”).

B. Landlord now desires to sublease to Tenant a portion of the Master Premises, namely a portion of the 8th floor, and Sublessee desires to sublease and occupy the same, on the terms and subject to the conditions set forth in this Lease.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and conditions contained herein, Landlord and Tenant hereby agree as follows:

DEFINITIONS

Capitalized terms used in this Lease and not otherwise defined have the meanings ascribed to them on the attached EXHIBIT "A".

BASIC TERMS

The following Basic Terms are applied under and governed by the particular section(s) in this Lease pertaining to the following information:

1.	Premises:	Suite 800, consisting of approximately 10,986 rentable square feet located on the 8th floor of the Building. The Premises is depicted on EXHIBIT “C”. The Building contains approximately 307,559 rentable square feet.

2.	Lease Term:	Eighteen (18) months

3.	Extension Option:	One (1) option to extend the Term for an additional eighteen (18) months pursuant to the terms set forth in Section 1.2.5 below. Such option shall be subordinate and subject to Landlord’s right to use the Premises for its own operations.

4.	Delivery Date:	Upon Substantial Completion of Tenant’s Improvements, estimated to be June 30, 2007

5.	Basic Rent:

Months	Monthly Basic Rent per rentable square foot of the Premises
1-12	$2.80 ($30,760.08 total per month)

13-18	$2.90 ($31,859.40 total per month)

6.	Initial Tenant's Share of Excess Expenses Percentage:	3.56%

7.	Expense Stop:	$11.35 per rentable square foot; provided, that in the event that Property Taxes for the Property are reduced after the Effective Date, the expense stop may be reduced by Landlord in an amount equal to the tax savings achieved divided by the number of rentable square feet in the Building.

8.	Tenant’s Improvements:

Landlord will make the following Tenant’s Improvements:

1. Install (i) nine to ten linear feet of building standard lower cabinets and (ii) VCT tile in one exterior office in the Premises.

2. Install one demising wall.

3. Remove one wall between two exterior offices and install carpet (pulled from another office) over concrete flooring exposed by the removed wall. Remove one of two existing doors.

4. Provide an exit door into the corridor as may be required by applicable law.

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Tenant acknowledges that Landlord has, at Landlord’s sole expense, steam cleaned the carpet and applied touch up paint in the Premises. No additional Tenant Improvements shall be required under this Lease.

9.	Security Deposit:	$35,045.34

10.	Rent Payment Address:	All payments hereunder shall be made payable to 2040 MAIN, LLC at the address designated by Landlord or to such other person or at such other place as Landlord may from time to time designate in writing.

11.	First Right to Negotiate Lease:	Tenant shall have the right to negotiate for the lease of additional space on the 8th floor that may become available during the term of this Lease, pursuant to Section 1.2.7 below.

11	Property Manager:	Transwestern Commercial Services Attn: Lori Negrete, Sr. Property Manager 201 E. Sandpointe Avenue, Suite 470 Santa Ana, CA 92707 Telephone: (714) 540-5655 FAX: (714) 540-6957

12.	Address of Landlord for Notices:	Knobbe, Martens, Olson & Bear, LLP 2040 Main Street, 14th Floor Irvine, CA 92614 Attn: General Counsel Telephone: (949) 760-0404 Facsimile: (949) 760-9502

	With a copy to:	Property Manager at the address set forth above.

13.	Address of Tenant for Notices:

Prior to Commencement Date to:

ECC Capital Corporation

1733 Alton Parkway

Irvine, CA 92606

Attn: Joseph W. McKnight

Telephone: (949) 955-8733

Facsimile: 866-405-6828

After Commencement Date to Premises.

	With a copy to:	ORION Property Partners, Inc. 2211 Michelson Drive, Suite 520 Irvine, California 92614 Attn: Jay D. Carnahan Telephone: 949 721 6981 Facsimile: 949 721 6989

14.	Broker(s):	Voit Commercial Brokerage (Landlord) and ORION Property Partners, Inc. (Tenant)

15.	Parking and Parking Rates:	Forty-three (43) unreserved stalls, of which up to five (5) will be reserved stalls. Landlord will assign to Tenant one group of three reserved stalls on the roof, with the three stalls being adjacent to each other.

a.	Reserved Parking Rates (per space):

Months	Monthly Rates
1-18	$130.00

b.	Unreserved Parking Rates (per space):

Months	Monthly Rates
1-18	$70.00

16.	Ground FloorConference Room:	Tenant will be provided limited access to the ground floor conference room in the Building, if available, on a first come, first served basis. There will be no charge for usage.

17.	Master Lessor Consent:	Master Lessor's written consent to this Lease shall be a condition precedent to the Commencement Date and the effectiveness of this Lease.

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ARTICLE 1

LEASE OF PREMISES AND LEASE TERM

1.1 Premises. In consideration of the covenants and agreements set forth in this Lease and other good and valuable consideration, Landlord leases the Premises to Tenant and Tenant leases the Premises from Landlord, upon and subject to the terms, covenants and conditions set forth in this Lease. This Lease and Tenant's rights to the Premises also shall be subject to the terms and provisions of the Master Lease. Landlord shall cause Stevenson Systems to measure the Premises based upon modified BOMA Standards and such measurement shall be the determination of the rentable square footage and usable square footage for purposes of this Lease. The square footage so determined by Stevenson Systems will be specified in the Commencement Date Memorandum. If, upon completion of the space plans for the Premises, Landlord's architect or space planner determines that the rentable square footage of the Premises differs from that set forth in the Basic Terms, then Landlord shall notify Tenant and the Basic Rent shall be promptly adjusted in proportion to the change in square footage.

1.2 Term, Delivery and Commencement.

1.2.1 Commencement and Expiration of Term. The Term of this Lease is the period stated in the Basic Terms. The Term commences on the Commencement Date and expires on the last day of the last calendar month of the Term.

1.2.2 Tender of Possession. Landlord will use commercially reasonable efforts to tender possession of the Premises to Tenant on or before the Delivery Date, subject to Force Majeure and Tenant Delay. If Landlord is unable to tender possession of the Premises to Tenant on or before the Delivery Date for any reason, this Lease remains in full force and effect and Landlord is not liable to Tenant for any resulting loss or damage; provided, however, that unless the delay is caused by Tenant Delay, Landlord will appropriately adjust the Commencement Date.

1.2.3 Commencement Date Memorandum. Promptly after the Commencement Date, Landlord will deliver to Tenant the Commencement Date Memorandum with all blanks completed. Tenant will, within ten (10) days after receiving it, execute and deliver to Landlord the Commencement Date Memorandum. Landlord's failure to deliver to Tenant and/or Tenant's failure to execute and deliver to Landlord the Commencement Date Memorandum does not affect any right or obligation of either party under this Lease. If Tenant does not timely execute and deliver to Landlord the Commencement Date Memorandum, Landlord and any prospective purchaser or encumbrancer may conclusively rely on the information contained in the unexecuted Commencement Date Memorandum which Landlord delivered to Tenant.

1.2.4 Early Occupancy. If Tenant so requests, Landlord will allow Tenant limited access to the Premises prior to Substantial Completion to begin installing equipment, fixtures, and cabling and/or to properly coordinate such work with the construction of the Tenant's Improvements. Any such access will be subject to Landlord's prior consent in each instance, which consent will not be unreasonably withheld but may be conditioned on Tenant's work not interfering with the construction of Tenant's Improvements. Any such use of the Premises is also subject to, and Tenant must comply with and observe, all applicable Laws and all other terms and conditions of this Lease, other than payment of Rent. In no event may Tenant conduct business in the Premises during such early access period.

1.2.5 Extension of Term. Subject to the terms and conditions hereof, and provided that no Event of Default exists at the time of exercise and that Landlord does not desire to use the Premises for its own operations, Tenant may extend the Term of this Lease for one (1) period of eighteen (18) months. Tenant must exercise such right of extension by delivering written notice of Tenant's decision to exercise at least three (3), but not more than six (6) months prior to the expiration of the Term. Such extension of the Term will be on the same terms, covenants and conditions as in this Lease, other than Basic Rent. Basic Rent for the extension period will be the fair market rental rate(s) for the extension period (which may include escalations during such period), determined in relation to comparable (in quality, location and size) space located in the Building and/or in comparable buildings in the John Wayne Airport area of Irvine, California ("Fair Market Basic Rent"). Landlord will determine such Fair Market Basic Rent and deliver Landlord's determination to Tenant within one month after Tenant delivers its notice of exercise. In no event will the Fair Market Basic Rent for an extension of the Term be less than the Basic Rent (exclusive of temporary abatements) payable by Tenant for the Lease Year immediately prior to commencement of the applicable extension period. These extension rights are personal to Tenant and may not be assigned or transferred in any manner except in connection with an approved Transfer under Article 13.

1.2.6 Selection of Fair Market Basic Rent. If Tenant disputes Landlord's determination of Fair Market Basic Rent for an extension of the Term, Tenant will deliver notice of such dispute, together with Tenant's proposed Fair Market Basic Rent, to Landlord within ten (10) Business Days of Tenant's receipt of Landlord's determination. The parties will then attempt in good faith to agree upon the Fair Market Basic Rent. If the parties fail to agree within 25 days, then either party shall be entitled to give notice to the other electing to have the Fair Market Basic Rent selected by an appraiser as provided in this section. Upon delivery and receipt of such notice, the parties will within ten (10) days thereafter mutually appoint an appraiser who will select (in the manner set forth below) the Fair Market Basic Rent (the "Deciding Appraiser"). The Deciding Appraiser must have at least five years of full-time commercial appraisal experience with projects comparable to the Property and be a member of the American Institute of Real Estate Appraisers or a similar appraisal association. The Deciding Appraiser must not have any material financial or business interest in common with either of the parties. If Landlord and Tenant are not able to agree upon a Deciding Appraiser within such ten (10) days, each party will within five (5) days thereafter separately select an appraiser meeting the criteria set forth above, which two appraisers will, within seven (7) days of their selection, mutually appoint a third appraiser meeting the criteria set forth above (and who also does not have

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any material financial or business interest in common with either of the two selecting appraisers) to be the Deciding Appraiser. Within seven (7) days of the appointment (by either method) of the Deciding Appraiser, Landlord and Tenant will submit to the Deciding Appraiser their respective determinations of Fair Market Basic Rent and any related information. Within twenty-one (21) days of such appointment of the Deciding Appraiser, the Deciding Appraiser will review each party's submittal (and such other information as the Deciding Appraiser deems necessary) and will select, in total and without modification, the submittal presented by either Landlord or Tenant as the Fair Market Basic Rent; provided, however, that in no event will Fair Market Basic Rent for an extension of the Term be less than the Basic Rent (exclusive of temporary abatements) payable by Tenant immediately prior to commencement of the applicable extension period. Subject to the previous sentence, if the Deciding Appraiser timely receives one party's submittal, but not both, the Deciding Appraiser must designate the submitted proposal as the Fair Market Basic Rent for the applicable extension of the Term. Any determination of Fair Market Basic Rent made by the Deciding Appraiser in violation of the provisions of this section shall be beyond the scope of authority of the Deciding Appraiser and shall be null and void. If the determination of Fair Market Basic Rent is made by a Deciding Appraiser, Landlord and Tenant will each pay, directly to the Deciding Appraiser, one-half ( 1/2) of all fees, costs and expenses of the Deciding Appraiser. Landlord and Tenant will each separately pay all costs, fees and expenses of their respective additional appraiser (if any) used to determine the Deciding Appraiser.

1.2.7 First Right to Negotiate Lease. If, during the term of this Lease and any extension thereof, any additional space on the 8th floor of the Building should become available that Landlord does not require for its own business, then Landlord shall notify Tenant of the availability of such space. For a period of five days from the date of such notice, Tenant shall have the first right to negotiate with Landlord for the sublease of such additional space. If no letter of intent for the sublease of such additional space is signed by Tenant and Landlord during such five-day period, then Landlord shall be entitled to negotiate subleases with other parties with respect to such space.

ARTICLE 2

RENTAL AND OTHER PAYMENTS

2.1 Basic Rent. Tenant will pay Basic Rent in monthly installments to Landlord, in advance, without offset or deduction., commencing on the Commencement Date and continuing on the first day of each and every calendar month after the Commencement Date during the Term. Tenant will make all Basic Rent payments to the Rent Payment Address at the address specified in the Basic Terms or at such other place or in such other manner as Landlord may from time to time designate in writing. Tenant will make all Basic Rent payments without Landlord's previous demand, invoice or notice for payment. Landlord and Tenant will prorate, on a per diem basis, Basic Rent for any partial month within the Term. An amount equal to one full month of Basic Rent at the initial rate specified in the Basic Terms will be paid to Landlord by Tenant upon execution of this Lease by Tenant, to be applied against the first installment of Basic Rent by Landlord when due.

2.2 Additional Rent. Article 3 of this Lease requires Tenant to pay certain Additional Rent pursuant to estimates Landlord delivers to Tenant. Tenant will make all payments of estimated Additional Rent in accordance with Sections 3.3 and 3.4 without deduction or offset and without Landlord's previous demand, invoice or notice for payment. Tenant will pay all other Additional Rent described in this Lease that is not estimated under Sections 3.3 and 3.4 within ten (10) days after receiving Landlord's invoice for such Additional Rent. Tenant will make all Additional Rent payments to the same location and, except as described in the previous sentence, in the same manner as Tenant's Basic Rent payments.

2.3 Delinquent Rental Payments. If Tenant does not pay any installment of Basic Rent or any Additional Rent within three (3) days after the date the payment is due, Tenant will pay Landlord a late payment charge equal to five percent (5%) of the amount of the delinquent payment. Further, if Tenant does not pay any installment of Basic Rent or any Additional Rent within thirty (30) days after the date the payment is due, Tenant will pay Landlord interest on the delinquent payment calculated at the Maximum Rate from the date when the payment is due through the date the payment is made. The parties agree that such amounts represent a fair and reasonable estimate of the damages Landlord will incur by reason of such late payment. The parties agree that the charge specified as the late payment charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of such late payment and acceptance of such late charge does not constitute a waiver of Tenant's default or limit any other remedy of Landlord. The late charge shall be deemed Rent and Landlord's right to such compensation for the delinquency is in addition to all of Landlord's rights and remedies under this Lease, at law or in equity.

2.4 Independent Obligations. Notwithstanding any contrary term or provision of this Lease, Tenant's covenant and obligation to pay Rent is independent of any of Landlord's covenants, obligations, warranties or representations in this Lease. Tenant will pay Rent without any right of offset or deduction.

ARTICLE 3

PROPERTY TAXES AND OPERATING EXPENSES

3.1 Payment of Excess Expenses. Tenant will pay, as Additional Rent, and in the manner this Article 3 describes, Tenant's Share of Excess Expenses due and payable during any calendar year of the Term. Landlord will prorate Tenant's Share of Excess Expenses due and payable during the calendar year in which the Lease commences or terminates as of the Commencement Date or termination date, as applicable, on a per diem basis based on the number of days of the Term within such calendar year.

3.2 Estimation of Tenant's Share of Excess Expenses. Landlord will cause Master Lessor to deliver to Tenant a written estimate of the following for each calendar year of the Term: (a) Property Taxes, (b) Operating Expenses, (c) Excess Expenses, (d) Tenant's Share of Excess Expenses and (e) the annual and monthly Additional Rent attributable to Tenant's Share of Excess Expenses.

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3.3 Payment of Estimated Tenant's Share of Excess Expenses. Tenant will pay the amount Master Lessor estimates as Tenant's Share of Excess Expenses under Section 3.2 for each calendar year of the Term in equal monthly installments, in advance, commencing on the Commencement Date and thereafter on the first day of each and every calendar month during the Term. If Master Lessor has not delivered the estimates to Tenant by the first day of January of the applicable calendar year, Tenant will continue paying Tenant's Share of Excess Expenses based on Master Lessor’s estimates for the previous calendar year. When Tenant receives Master Lessor’s estimates for the current calendar year, Tenant will pay the estimated amount for such calendar year (less amounts Tenant paid to Landlord in accordance with the immediately preceding sentence) in equal monthly installments over the balance of such calendar year, with the number of installments being equal to the number of full calendar months remaining in such calendar year.

3.4 Re-Estimation of Excess Expenses. Master Lessor may re-estimate Excess Expenses from time to time during the Term. In such event, Master Lessor will re-estimate the monthly Additional Rent attributable to Tenant's Share of Excess Expenses to an amount sufficient for Tenant to pay the re-estimated monthly amount over the balance of the calendar year. Landlord will cause Master Lessor to notify Tenant of the re-estimate and Tenant will pay the re-estimated amount in the manner provided in the last sentence of Section 3.3.

3.5 Confirmation of Tenant's Share of Excess Expenses. After the end of each calendar year within the Term, Master Lessor will determine the actual amount of Excess Expenses and Tenant's Share of Excess Expenses for the expired calendar year and Landlord will cause Master Lessor to deliver to Tenant a written statement of such amounts. If Tenant paid less than the amount of Tenant's Share of Excess Expenses specified in the statement, Tenant will pay the difference to Landlord as Additional Rent in the manner described in Section 2.2. If Tenant paid more than the amount of Tenant's Share of Excess Expenses specified in the statement, Landlord will, at Landlord's option, either (a) refund the excess amount to Tenant, or (b) credit the excess amount against Tenant's next due monthly installment or installments of estimated Additional Rent. If Master Lessor is delayed in delivering such statement to Tenant, such delay does not constitute Landlord's waiver of Landlord's rights under this section.

3.6 Tenant's Inspection and Audit Rights. If Tenant disputes Master Lessor’s determination of the actual amount of Excess Expenses or Tenant's Share of Excess Expenses for any calendar year, and provided that (a) no Event of Default exists under this Lease, and (b) Tenant delivers to Landlord written notice of the dispute within thirty (30) days after Master Lessor’s delivery of the statement of such amount under Section 3.5, then Tenant (but not any subtenant or assignee) may within twelve (12) months after the end of such calendar year, at its sole cost and expense, upon prior written notice and during regular Business Hours at a time and place reasonably acceptable to Landlord in the City (which may be the location where Master Lessor or Property Manager maintains the applicable records), cause a certified public accountant reasonably acceptable to Master Lessor who shall not be compensated on a contingent fee basis or a qualified employee of Tenant to audit Master Lessor's records relating to the disputed amounts. Tenant's objection to Master Lessor’s determination of Excess Expenses or Tenant's Share of Excess Expenses is deemed withdrawn unless Tenant completes and delivers the audit report to Landlord within sixty (60) days after the date Tenant delivers its dispute notice to Landlord under this section. If Tenant's audit report shows that the amount Landlord charged Tenant for Tenant's Share of Excess Expenses was greater than the amount this Article 3 obligates Tenant to pay, unless Landlord reasonably contests the audit, Landlord will refund the excess amount to Tenant, together with interest on the excess amount at the Maximum Rate (computed from the date Tenant delivers its dispute notice to Landlord) within thirty (30) days after Landlord receives a copy of the audit report. If the audit report shows that the amount Landlord charged Tenant for Tenant's Share of Excess Expenses was less than the amount this Article 3 obligates Tenant to pay, Tenant will pay to Landlord, as Additional Rent, the difference between the amount Tenant paid and the amount determined in the audit, together with interest on the difference at the Maximum Rate (computed from the date Tenant delivers its dispute notice to Landlord). Pending resolution of any audit under this section, Tenant will continue to pay to Landlord the estimated amounts of Tenant's Share of Excess Expenses in accordance with Sections 3.3 and 3.4. Tenant must keep all information it obtains in any audit strictly confidential and may only use such information for the limited purpose this section describes and for Tenant's own account.

3.7 Personal Property Taxes. Tenant will pay, prior to delinquency, all taxes charged against Tenant's trade fixtures and other personal property. Tenant will use all reasonable efforts to have such trade fixtures and other personal property taxed separately from the Property. If any of Tenant's trade fixtures and other personal property are taxed with the Property, Tenant will pay the taxes attributable to Tenant's trade fixtures and other personal property to Landlord as Additional Rent.

3.8 Landlord's Right to Contest Property Taxes. Master Lessor may, but is not obligated to, contest the amount or validity, in whole or in part, of any Property Taxes. Master Lessor’s contest will be at Master Lessor’s sole cost and expense except that if Property Taxes are reduced (or if a proposed increase is avoided or reduced) because of Master Lessor’s contest, Master Lessor may include in its computation of Property Taxes (a) all costs and expenses of any tax consultant retained by Master Lessor in connection with contesting the Property Taxes and (b) all other costs and expenses incurred by Master Lessor in connection with contesting the Property Taxes, including without limitation reasonable attorney's fees, up to the amount of any Property Tax reduction Master Lessor realized from the contest or any Property Tax increase avoided or reduced in connection with the contest, as the case may be. Tenant may not contest Property Taxes.

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3.9 Rent Tax. Tenant shall pay to Landlord all Rent Tax due in connection with this Lease or the payment of Rent hereunder, which Rent Tax shall be paid by Tenant to Landlord concurrently with each payment of Rent made by Tenant to Landlord under this Lease.

ARTICLE 4

USE

4.1 Permitted Use. Tenant will occupy and operate the Premises at all times during the Term and will not vacate the Premises prior to the expiration of the Term without Landlord's prior written consent, which consent Landlord may grant or withhold in its sole, absolute and arbitrary discretion. Tenant will not use the Premises for any purpose other than general office purposes. Tenant will not use the Project or knowingly permit the Premises to be used in violation of any Laws or in any manner that would (a) violate any certificate of occupancy affecting the Project; (b) make void or voidable any insurance now or after the Effective Date in force with respect to the Project; (c) cause injury or damage to the Property or to the person or property of any other tenant on the Property; (d) cause substantial diminution in the value or usefulness of all or any part of the Project (reasonable wear and tear excepted); or (e) constitute a public or private nuisance or waste. Tenant will obtain and maintain, at Tenant's sole cost and expense, all permits and approvals required under the Laws for Tenant's use of the Premises. Subject to Force Majeure and to rules and regulations Landlord may prescribe for security purposes, Tenant and its employees will have access to the Premises at all times. Subject to Force Majeure and to rules and regulations Landlord may prescribe for security purposes, Tenant and its employees will have access to the Premises at all times.

4.2 Acceptance of Premises. Tenant acknowledges that neither Landlord nor any agent, contractor or employee of Landlord has made any representation or warranty of any kind with respect to the Premises, the Building, the Property, or the Project, specifically including, but not limited to, any representation or warranty of suitability or fitness of the Premises, the Building, the Property, or the Project for any particular purpose. Subject to the Warranty Terms, Tenant's occupancy of the Premises conclusively establishes Tenant's acceptance of the Premises, the Building and the Property in an "AS IS—WHERE IS" condition, notwithstanding the Work Plan.

4.3 Increased Insurance. Tenant will not do on the Project or permit to be done on the Premises and/or the Project anything that will (a) increase the premium of any insurance policy Master Lessor and/or Landlord carries covering the Premises or the Project; (b) cause a cancellation of or be in conflict with any such insurance policy; (c) result in any insurance company's refusal to issue or continue any such insurance in amounts satisfactory to Master Lessor and/or Landlord; or (d) subject Master Lessor and/or Landlord to any liability or responsibility for injury to any person or property by reason of Tenant's operations in the Premises or use of the Project. Tenant will, at Tenant's sole cost and expense, comply with all rules, orders, regulations and requirements of insurers and of the American Insurance Association or any other organization performing a similar function. Tenant will reimburse Landlord, as Additional Rent, for any additional premium charges for such policy or policies resulting from Tenant's failure to comply with the provisions of this section.

4.4 Laws/Building Rules. This Lease is subject and subordinate to all Laws. A copy of the current Building Rules is attached to this Lease as EXHIBIT "E". Master Lessor may amend the Building Rules from time to time in its sole, absolute and arbitrary discretion.

4.5 Common Area. Landlord, on behalf of Master Lessor, grants Tenant the non-exclusive right, together with all other occupants of the Building and their agents, employees and invitees, to use the Common Area during the Term, subject to all Laws. Master Lessor may, at its sole and exclusive discretion, make changes to the Common Area.

4.6 Signs. Tenant will receive, at Tenant's sole cost and expense, (a) one building standard tenant identification sign adjacent to the entry door of the Premises and (b) one standard building directory listing. The signs will conform to Master Lessor’s sign criteria. Tenant will not install or permit to be installed in the Premises any other sign, decoration or advertising material of any kind that is visible from the exterior of the Premises. Master Lessor’s may immediately remove, at Tenant's sole cost and expense, any sign, decoration or advertising material that violates this section.

ARTICLE 5

HAZARDOUS MATERIALS

5.1 Compliance with Hazardous Materials Laws. Tenant will not cause any Hazardous Materials to be brought upon, kept or used on the Project in a manner or for a purpose prohibited by or that could result in liability to Tenant, Landlord or Master Lessor under any Hazardous Materials Law, except for office cleaning or other supplies customarily used in office buildings so long as such usage is in strict accordance with prudent industry practices and Hazardous Materials Laws. Tenant, at its sole cost and expense, will comply with all Hazardous Materials Laws. On or before the expiration or earlier termination of this Lease, Tenant, at its sole cost and expense, will completely remove from the Project (regardless whether any Hazardous Materials Law requires removal), in compliance with all Hazardous Materials Laws, all Hazardous Materials Tenant causes to be present in, on, under or about the Project. Tenant will not take any remedial action in response to the presence of any Hazardous Materials in on, under or about the Project, nor enter into any settlement agreement, consent decree or other compromise with respect to any Claims relating to or in any way connected with Hazardous Materials in, on, under or about the Project, without first notifying Landlord of Tenant's intention to do so and affording Landlord reasonable opportunity to investigate, appear, intervene and otherwise assert and protect Landlord's and Master Lessor’s interest in the Project.

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5.2 Notice of Actions. Tenant will notify Landlord of any of the following actions affecting Landlord, Master Lessor, Tenant or the Project that result from or in any way relate to Tenant's use of the Project immediately after receiving notice of the same: (a) any enforcement, clean-up, removal or other governmental or regulatory action instituted, completed or threatened under any Hazardous Materials Law; (b) any Claims made or threatened by any person relating to damage, contribution, liability, cost recovery, compensation, loss or injury resulting from or claimed to result from any Hazardous Material; and (c) any reports, records, letters of inquiry and responses, manifests or other documents made by any person, including Tenant, to or from any environmental agency relating to any Hazardous Material, including any complaints, notices, warnings or asserted violations. Tenant will also deliver to Landlord, as promptly as possible and in any event within five (5) Business Days after Tenant first receives or sends the same, copies of all Claims, reports, complaints, notices, warnings or asserted violations relating in any way to the Premises or Tenant's use of the Premises and/or Project. Upon Landlord's written request, Tenant will promptly deliver to Landlord documentation acceptable to Landlord reflecting the legal and proper handling, storage and disposal of all Hazardous Materials kept at or removed or to be removed from the Premises and/or Project. All such documentation will list Tenant or its agent as a responsible party and will not attribute responsibility for any such Hazardous Materials to Master Lessor, Landlord or Property Manager.

5.3 Disclosure and Warning Obligations. Tenant acknowledges and agrees that all reporting and warning obligations required under Hazardous Materials Laws resulting from or in any way relating to Tenant's use of the Premises or Project are Tenant's sole responsibility, regardless whether the Hazardous Materials Laws permit or require Landlord to report or warn, including without limitation all notices or other requirements under California Health & Safety Code Section 25249.5 et. seq. and California Code of Regulations 12000 et. seq.

5.4 Indemnification. Tenant releases and will Indemnify the Landlord Parties from and against any and all Claims whatsoever arising or resulting, in whole or in part, directly or indirectly, from the presence, treatment, storage, transportation, disposal, release or management of Hazardous Materials in, on, under, upon or from the Project (including water tables and atmosphere) resulting from or in any way related to Tenant's use of the Premises or Project. Tenant's obligations under this section include, without limitation and whether foreseeable or unforeseeable, (a) the costs of any required or necessary repair, compliance, investigations, clean-up, monitoring response, detoxification or decontamination of the Project; (b) the costs of implementing any closure, remediation or other required action in connection therewith as stated above; (c) the value of any loss of use and any diminution in value of the Project and adjacent and nearby properties, including groundwater; and (d) consultants' fees, experts' fees and response costs. The obligations of Tenant under this section survive the expiration or earlier termination of this Lease.

ARTICLE 6

SERVICES

6.1 Landlord's Obligations. Landlord will cause Master Lessor to provide the following services, the costs of which are Operating Expenses:

6.1.1 Janitorial Service. Janitorial service in the Premises.

6.1.2 Electrical Energy. Electrical energy to the Premises for lighting and for operating office machines for general office use. Electrical energy will be sufficient for Tenant to operate personal computers and other equipment of similar low electrical consumption, but will not be sufficient for lighting in excess of two (2) watts per square foot installed or for electrical convenience outlets in excess of five (5) watts per square foot installed. Tenant will not use any equipment requiring electrical energy in excess of the above standards without receiving Landlord's prior written consent, which consent Landlord will not unreasonably withhold but may condition on Tenant paying all costs of installing the equipment and facilities necessary to furnish such excess energy and an amount equal to the average cost per unit of electricity for the Building applied to the excess use as reasonably determined either by an engineer selected by Landlord or by submeter installed at Tenant's expense. Landlord will cause Master Lessor to replace all lighting bulbs, tubes, ballasts and starters for standard office lighting fixtures within the Premises and excluding any non-standard lighting, and the costs of such replacement will be included in Operating Expenses.

6.1.3 Heating, Ventilation and Air Conditioning. During Business Hours, heating, ventilation and air conditioning to the Premises sufficient to maintain, in Landlord's reasonable judgment, comfortable temperatures in the Premises. During other times, Landlord will cause Master Lessor to provide heat and air conditioning upon Tenant's reasonable advance notice (not less than twenty four (24) hours). Tenant will pay Landlord, as Additional Rent, for such extended service on an hourly basis at the prevailing rates Landlord establishes for the Building. If extended service is not a continuation of the service Landlord furnished during Business Hours, Landlord may require Tenant to pay for a minimum of four (4) hours of such service. Landlord will cause Master Lessor to provide air conditioning to the Premises based on standard lighting and general office use only.

6.1.4 Water. Hot and cold water from standard building outlets for lavatory, restroom and drinking purposes.

6.1.5 Passenger Elevator Service. Elevator service to be used by Tenant in common with other tenants. Master Lessor may restrict Tenant's use of elevators for freight purposes to the freight elevator and to hours Master Lessor reasonably determines. Master Lessor may limit the number of elevators in operation at times other than Business Hours.

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6.2 Tenant's Obligations. Tenant is solely responsible for paying directly to the applicable utility companies, prior to delinquency, all separately metered or separately charged utilities, if any, to the Premises or to Tenant. Such separately metered or charged amounts are not Operating Expenses. Except as provided in Section 6.1, Tenant will also obtain and pay for all other utilities and services Tenant requires with respect to the Premises (including, but not limited to, hook-up and connection charges).

6.3 Other Provisions Relating to Services. No interruption in, or temporary stoppage of, any of the services this Article 6 describes is to be deemed an eviction or disturbance of Tenant's use and possession of the Premises, nor does any interruption or stoppage relieve Tenant from any obligation this Lease describes, render Landlord liable for damages or entitle Tenant to any Rent abatement. Landlord is not required to cause Master Lessor to provide any heat, air conditioning, electricity or other service in excess of that permitted by voluntary or involuntary governmental guidelines or other Laws. Master Lessor has the exclusive right and discretion to select the provider of any utility or service to the Property and to determine whether the Premises or any other portion of the Property may or will be separately metered or separately supplied. Master Lessor reserves the right, from time to time, to make reasonable and non-discriminatory modifications to the above standards for utilities and services.

6.4 Tenant Devices. Tenant will not, without Landlord's prior written consent, use any apparatus or device in or about the Premises and/or Project that causes substantial noise, odor, vibration or electrical or magnetic interference. Tenant will not connect any apparatus or device to electrical current or water except through the electrical and water outlets Landlord installs in the Premises.

ARTICLE 7

MAINTENANCE AND REPAIR

7.1 Landlord's Obligations. Except as otherwise provided in this Lease, Landlord will cause Master Lessor to repair and maintain the following in good order, condition and repair: (a) the foundations, exterior walls and roof of the Building; and (b) the electrical, mechanical, plumbing, heating and air conditioning systems, facilities and components located in the Building and used in common by all tenants of the Building. Landlord will also cause Master Lessor to maintain and repair the Common Area and the windows, doors, plate glass and exterior surfaces of walls that are adjacent to Common Area. Master Lessor’s repair and maintenance costs under this Section 7.1 are Operating Expenses. Neither Basic Rent nor Additional Rent will be reduced, nor will Master Lessor or Landlord be liable, for loss or injury to or interference with Tenant's property, profits or business arising from or in connection with Master Lessor’s actions or Landlord's performance of its obligations.

7.2 Tenant's Obligations

7.2.1 Maintenance of Premises. Except as otherwise specifically provided in this Lease, Landlord is not required to furnish any services or facilities, or to make any repairs or Alterations, in, about or to the Premises or the Project Tenant will keep the Premises in a neat and sanitary condition and will not commit any nuisance or waste in, on or about the Premises or the Property. Landlord and/or Master Lessor may (without limiting any other right or remedy of Landlord or Master Lessor) assert against Tenant any Landlord Unreleased Casualty Claim and/or require Tenant to pay as Additional Rent all costs and expenses of Landlord and Master Lessor in connection therewith. Tenant will maintain the Premises in a first-class and fully operative condition. Tenant's repairs will be at least equal in quality and workmanship to the original work and Tenant will make the repairs in accordance with all Laws.

7.2.2 Alterations Required by Laws. If any governmental authority requires any Alteration to the Building or the Premises as a result of Tenant's particular use of the Premises or as a result of any Alteration to the Premises made by or on behalf of Tenant or if Tenant's particular use of the Premises subjects Master Lessor, Landlord or the Property to any obligation under any Laws, Tenant will pay the cost of all such Alterations or the cost of compliance, as the case may be. If any such Alterations are Structural Alterations, Landlord will cause Master Lessor to make the Structural Alterations, provided that Master Lessor may first require Tenant to deposit with Master Lessor an amount sufficient to pay the cost of the Structural Alterations (including, without limitation, reasonable overhead and administrative costs). If such Alterations are not Structural Alterations, Tenant will make such Alterations at Tenant's sole cost and expense in accordance with Article 8.

ARTICLE 8

CHANGES AND ALTERATIONS

8.1 Landlord Approval. Tenant will not make any Structural Alterations. Tenant will not make any other Alterations without Landlord's prior written consent, which consent Landlord may grant, withhold or condition in its sole, absolute and arbitrary discretion. Along with any request for Landlord's consent, Tenant will deliver to Landlord plans and specifications for the Alterations and names and addresses of all prospective contractors for the Alterations. If Landlord approves the proposed Alterations, Tenant will, before commencing the Alterations or delivering (or accepting delivery of) any materials to be used in connection with the Alterations, deliver to Landlord copies of all contracts, certificates of insurance and certified copies of all endorsements for the insurance required by Section 8.2, copies of any contractor safety programs, copies of all necessary permits and licenses and such other information relating to the Alterations as Landlord reasonably requests. Tenant will not commence the Alterations before Landlord has, in Landlord's sole, absolute and arbitrary discretion, provided Landlord's written approval of the foregoing deliveries. Tenant will construct all approved Alterations or cause all approved Alterations to be constructed (a) promptly by a contractor Landlord approves in writing in Landlord's reasonable discretion, (b) in a good and workmanlike manner, (c) in compliance with all Laws, (d) in accordance with all orders, rules and regulations of the Board of Fire Underwriters having jurisdiction over the Premises and any other body exercising similar functions, (e) during times reasonably determined by Landlord to minimize

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interference with other tenant's use and enjoyment of the Property, and (f) in full compliance with all of Master Lessor’s rules and regulations applicable to third party contractors, subcontractors and suppliers performing work at the Property, and (g) if Landlord elects, under Landlord's supervision and during hours reasonably determined by Landlord.

8.2 Tenant's Responsibility for Cost and Insurance. Tenant will pay the cost and expense of all Alterations, including, without limitation, a reasonable charge for Landlord's review, inspection and engineering time and a reasonable charge for Property Manager's review and coordination of such Alterations, and for any painting, restoring or repairing of the Premises or the Building the Alterations occasion. Prior to commencing the Alterations, Tenant will deliver the following to Landlord in form and amount reasonably satisfactory to Landlord: (a) demolition (if applicable) and payment and performance bonds, (b) builder's "all risk" insurance in an amount at least equal to the replacement value of the Alterations, and (c) evidence that Tenant and each of Tenant's contractors have in force liability insurance insuring against construction related risks in at least the form, amounts and coverages required of Tenant under Article 10. The insurance policies described in clauses (b) and (c) of this section must name Master Lessor, Landlord, Landlord's lender (if any) and Property Manager as additional insureds.

8.3 Construction Obligations and Ownership. Landlord may inspect construction of the Alterations. Immediately after completing the Alterations, Tenant will furnish Landlord with contractor affidavits, full and final lien waivers and receipted bills covering all labor and materials expended and used in connection with the Alterations. Tenant will remove any Alterations Tenant constructs in violation of this Article 8 within 10 days after Landlord's written request and in any event prior to the expiration or earlier termination of this Lease. All Alterations Tenant makes or installs (including all telephone, computer, security and other wiring and cabling located within the walls of and outside the Premises, but excluding Tenant's movable trade fixtures, furniture and equipment) become the property of Master Lessor and a part of the Building immediately upon installation and, unless Landlord requires Tenant to remove the Alterations, Tenant will surrender the Alterations to Landlord upon the expiration or earlier termination of this Lease at no cost to Landlord.

8.4 Liens. Tenant will keep the Property free from any mechanics', materialmens', designers' or other liens arising out of any work performed, materials furnished or obligations incurred by or for Tenant or any person or entity claiming by, through or under Tenant. Tenant will notify Landlord in writing thirty (30) days prior to commencing any Alterations in order to provide Master Lessor and/or Landlord the opportunity to record and post notices of non-responsibility or such other protective notices available to Master Lessor and Landlord under the Laws. If any such liens are filed and Tenant, within fifteen (15) days after such filing, does not release the same of record or provide Master Lessor and Landlord with a bond or other security satisfactory to Master Lessor and Landlord protecting Master Lessor, Landlord and the Property against such liens, Landlord may, without waiving its rights and remedies based upon such breach by Tenant and without releasing Tenant from any obligation under this Lease, cause such liens to be released by any means Landlord deems proper, including, but not limited to, paying the claim giving rise to the lien or posting security to cause the discharge of the lien. In such event, Tenant will reimburse Landlord, as Additional Rent, for all amounts Landlord pays (including, without limitation, reasonable attorneys' fees and costs).

8.5 Indemnification. To the fullest extent allowable under the Laws, Tenant releases and will Indemnify the Landlord Parties and the Project from and against any Claims in any manner relating to or arising out of any Alterations or any other work performed, materials furnished or obligations incurred by or for Tenant or any person or entity claiming by, through or under Tenant.

ARTICLE 9

RIGHTS RESERVED BY LANDLORD

9.1 Master Lessor’s and Landlord's Entry. Master Lessor and Landlord and their authorized representatives may at all reasonable times and upon reasonable notice to Tenant enter the Premises to: (a) inspect the Premises; (b) show the Premises to prospective purchasers, mortgagees; (c) post notices of non-responsibility or other protective notices available under the Laws; or (d) exercise and perform Master Lessor’s and/or Landlord's rights and obligations under this Lease. Master Lessor and Landlord may, in the event of any emergency, enter the Premises without notice to Tenant. Landlord's entry into the Premises is not to be construed as a forcible or unlawful entry into, or detainer of, the Premises or as an eviction of Tenant from all or any part of the Premises. Tenant will also permit Master Lessor and/or Landlord (or its designees), to erect, install, use, maintain, replace and repair pipes, cables, conduits, plumbing and vents, and telephone, electric and other wires or other items, in, to and through the Premises if Master Lessor or Landlord determines that such activities are necessary or appropriate for properly operating and maintaining the Building.

9.2 Control of Property. Master Lessor and Landlord reserve all rights respecting the Property and Premises not specifically granted to Tenant under this Lease, including, without limitation, the right to: (a) change the name or street address of the Building; (b) designate and approve all types of signs, window coverings, internal lighting and other aspects of the Premises and its contents that may be visible from the exterior of the Premises; (c) grant any party the exclusive right to conduct any business or render any service in the Building, provided such exclusive right to conduct any business or render any service in the Building does not prohibit Tenant from any permitted use for which Tenant is then using the Premises; (d) prohibit Tenant from installing of vending or dispensing machines of any kind in or about the Premises other than those Tenant installs in the Premises solely for use by Tenant's employees; (e) close the Building after Business Hours, except that Tenant and its employees and invitees may access the Premises after Business Hours in accordance with such rules and regulations as Master Lessor may prescribe from time to time for security purposes; (f) install, operate and maintain security systems that monitor, by closed circuit television or otherwise, all persons entering or leaving the Building; (g) install and

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maintain pipes, ducts, conduits, wires and structural elements in the Premises that serve other parts or other tenants of the Building; and (h) retain and receive master keys or pass keys to the Premises and all doors in the Premises. Notwithstanding the foregoing, or the provision of any security-related services by Master Lessor, neither Master Lessor nor Landlord is not responsible for the security of persons or property on the Property or the Project and Master Lessor and Landlord are not and will not be liable in any way whatsoever for any breach of security not solely and directly caused by the willful misconduct of Master Lessor or Landlord, or its agents or employees.

9.3 Right to Cure. If Tenant defaults in the performance of any obligation under this Lease, Landlord may, but is not obligated to, and after reasonable notice to Tenant except in the event of an emergency, perform any such obligation on Tenant's part without waiving any rights based upon such default and without releasing Tenant from any obligations hereunder. Tenant must pay to Landlord, within ten (10) days after delivery by Landlord to Tenant of statements therefor, sums equal to expenditures reasonably made and obligations incurred by Landlord in connection with the remedying by Landlord of Tenant's defaults. Such obligations survive the termination or expiration of this Lease.

ARTICLE 10

INSURANCE

10.1 Tenant's Insurance. Tenant will at all times during the Term and during any early occupancy period, at Tenant's sole cost and expense, maintain the insurance this Section 10.1 requires.

10.1.1 Liability Insurance. Tenant must maintain commercial general liability insurance (providing coverage at least as broad as the current ISO form) with respect to the Premises and Tenant's activities in the Premises and upon and about the Property and/or Project, on an "occurrence" basis, with minimum limits of two million dollars ($2,000,000) each occurrence and five million dollars ($5,000,000) general aggregate. Such insurance must include specific coverage provisions or endorsements (a) for broad form contractual liability insurance insuring Tenant's obligations under this Lease; (b) naming Master Lessor, Landlord, Property Manager and Lienholder as additional insureds by an "Additional Insured—Managers or Lessors of Premises" endorsement (or equivalent coverage or endorsement); (c) waiving the insurer's subrogation rights against all Landlord Parties; (d) providing Landlord with at least thirty (30) days prior notice of modification, cancellation or expiration; (e) expressly stating that Tenant's insurance will be provided on a primary basis and will not contribute with any insurance Landlord maintains; and (f) providing that the insurer has a duty to defend all insureds under the policy (including additional insureds), and that defense costs are paid in addition to, and do not deplete, the policy limits. If Tenant provides such liability insurance under a blanket policy, the insurance must be made specifically applicable to the Premises and this Lease on a "per location" basis.

10.1.2 Other Insurance. If insurance obligations generally required of tenants in similar space in similar office buildings in the area in which the Premises is located increase or otherwise change, Master Lessor, Landlord or Lienholder may similarly change Tenant's insurance obligations under this Lease.

10.1.3 Miscellaneous Insurance Provisions. Tenant's liability insurance will be written by companies rated at least "A/VII" by A.M. Best Insurance Service and otherwise reasonably satisfactory to Landlord. Tenant will deliver a certified copy of each policy, or other evidence of insurance satisfactory to Landlord, (a) on or before the Commencement Date (and prior to any earlier occupancy by Tenant), (b) not later than thirty (30) days prior to the expiration of any current policy or certificate, and (c) at such other times as Landlord may reasonably request. If Landlord allows Tenant to provide evidence of insurance by certificate, Tenant will deliver an ACORD Form 27 (or equivalent) certificate and will attach or cause to be attached to the certificate copies of the endorsements this Section 10.1 requires (including specifically, but without limitation, the "additional insured" endorsement).

10.1.4 Property Insurance. Tenant is not required by this Lease to maintain property insurance. Accordingly, Tenant's trade fixtures, other personal property and all other property in Tenant's care, custody or control, are located at the Project at Tenant's sole risk, and neither Master Lessor or Landlord is liable for any Casualty to such property or for any other damage, theft, misappropriation or loss of such property, excepting only any damage to Tenant's trade fixtures or other personal property which is caused by the gross negligence or willful misconduct of Landlord. Tenant is solely responsible for providing such insurance as Tenant may desire for the protection of Tenant, its employees and invitees against any injury, loss, or damage to persons or property occurring in the Premises or at the Project, including, without limitation, any loss of business or profits from any Casualty or other occurrence at the Project.

10.2 Landlord's Insurance. Landlord will at all times during the Term maintain the insurance this Section 10.2 requires.

10.2.1 Property Insurance. Landlord will cause Master Lessor to maintain insurance on the Project providing coverage comparable to that provided by a standard ISO special causes of loss form property insurance policy in an amount not less than the full replacement cost of the Building (less foundation, grading and excavation costs). Master Lessor may, at its option, obtain such additional coverages or endorsements as Master Lessor deems appropriate or necessary, including, without limitation, insurance covering foundation, grading, excavation and debris removal costs; business income and rent loss insurance, boiler and machinery insurance, ordinance or laws coverage, earthquake insurance, flood insurance, terrorism and other coverages. Master Lessor may maintain such insurance in whole or in part under blanket policies. Such insurance will not cover or be applicable to any trade fixtures or other personal property owned by or in the care, custody or control of Tenant.

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10.2.2 Liability Insurance. Landlord will cause Master Lessor to maintain commercial general liability insurance for bodily injury, personal injury, and property damage occurring at the Property in such amounts as Master Lessor deems necessary or appropriate. Such liability insurance will protect only Master Lessor and, at Master Lessor’s option, Master Lessor 's lender and some or all of the Landlord Parties, and does not protect Tenant or replace or supplement the liability insurance this Lease obligates Tenant to carry.

10.3 Waivers and Releases of Claims and Subrogation.

10.3.1 Tenant's Waiver and Release. To the fullest extent allowable under the Laws, and except for any damage to Tenant's trade fixtures or other personal property which is caused by the gross negligence or willful misconduct of Master Lessor or Landlord, Tenant, on behalf of Tenant and its insurers, waives, releases and discharges the Landlord Parties from all Claims arising out of damage to or destruction of the Premises, the Property, the Project or Tenant's trade fixtures or other personal property located at the Project, and any loss of use or business interruption, caused by any Casualty, regardless whether any such Claim results from the negligence or fault of any Landlord Party, and Tenant will look only to Tenant's insurance coverage (regardless whether Tenant maintains any such coverage) in the event of any such Claim. Any property insurance which Tenant maintains must permit or include a waiver of subrogation in favor of Landlord.

10.3.2 Landlord's Waiver and Release. To the fullest extent allowable under the Laws, and except for any Landlord Unreleased Casualty Claims, Landlord, on behalf of Landlord and its insurers, waives, releases and discharges Tenant from all Claims for damage to or destruction of the Premises, or Landlord's trade fixtures or other personal property located at the Premises, and any loss of use or business interruption, caused by an Casualty, regardless whether any such Claim results from the negligence or fault of Tenant, and Landlord will look only to Landlord's insurance coverage (regardless whether Landlord maintains any such coverage) in the event of any such Claim. Landlord's policy or policies of property insurance will permit or include a waiver of subrogation in favor of Tenant.

10.4 Tenant's Failure to Insure. If Tenant fails to provide Landlord with evidence of liability insurance as required under Section 10.1, after five (5) days written notice from Landlord, Landlord may assume that Tenant is not maintaining the insurance Section 10.1 requires Tenant to maintain and Landlord may, but is not obligated to, obtain such insurance for Master Lessor’s and Landlord's benefit, without demand upon Tenant or any notice or cure right for Tenant (under Article 14 or otherwise) and without waiving or releasing Tenant from any obligation contained in this Lease. Tenant will pay to Landlord, as Additional Rent, all costs and expenses Landlord reasonably incurs in obtaining such insurance. Landlord's exercise of any rights under this Section does not relieve Tenant from any default under this Lease.

10.5 No Limitation. Landlord's establishment of minimum liability insurance requirements for Tenant in this Lease is not a representation by Landlord that such limits are sufficient and does not limit Tenant's liability under this Lease in any manner.

10.6 Tenant's Indemnification. Except for the Claims waived by Landlord in Section 10.3.2, in addition to Tenant's other indemnification obligations in this Lease, Tenant releases and will Indemnify the Landlord Parties from and against all Claims arising from (a) any breach or default by Tenant in the performance of any of Tenant's covenants or agreements in this Lease, (b) any act, omission, negligence or misconduct of Tenant, (c) any accident, injury, occurrence or damage in, about or to the Premises and (d) to the extent caused in whole or in part by Tenant, any accident, injury, occurrence or damage in, about or to the Project.

ARTICLE 11

DAMAGE OR DESTRUCTION

11.1 Tenantable Within 270 Days. Except as provided in Section 11.3, if any Casualty renders the whole or any material part of the Premises untenantable and Master Lessor determines (in its reasonable discretion) that Master Lessor can make the Premises tenantable within two hundred seventy (270) days after the date of the Casualty, then Landlord will notify Tenant that Master Lessor will repair and restore the Building and the Premises to as near their condition prior to the Casualty as is reasonably possible within the two hundred seventy (270) day period (subject to Force Majeure). Master Lessor will provide the notice within sixty (60) days after the date of the Casualty.

11.2 Not Tenantable Within 270 Days. If any Casualty renders the whole or any material part of the Premises untenantable and Master Lessor determines (in its reasonable discretion) that Master Lessor cannot make the Premises tenantable within two hundred seventy (270) days after the date of the casualty, then Landlord will so notify Tenant within sixty (60) days after the date of the Casualty and may, in such notice, terminate this Lease effective on the date sixty (60) days after the date of Landlord's notice. If Landlord does not terminate this Lease as provided in this section and provided the Casualty was not caused by the gross negligence, willful misconduct or intentional misconduct of Tenant, Tenant may terminate this Lease by notifying Landlord within sixty (60) days after the date of Landlord's notice, which termination will be effective thirty (30) days after the date of Tenant's notice.

11.3 Building Substantially Damaged. If the Building is damaged or destroyed by any Casualty (regardless whether the Premises is affected) and either (a) less than fifteen (15) months remain in the Term, or (b) the damage reduces the value of the improvements on the Project by more than fifty percent (50%) (as Master Lessor reasonably determines value before and after the Casualty), then regardless whether Master Lessor determines (in its reasonable discretion) that Master Lessor can make the Building tenantable within two hundred seventy (270) days after the date of the Casualty, Landlord may, at Landlord's option, by notifying Tenant within sixty (60) days after the Casualty, terminate this Lease effective sixty (60) days after the date of Landlord's termination notice.

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11.4 Insufficient Proceeds. Notwithstanding any contrary language in this Article 11, if Master Lessor does not receive sufficient insurance proceeds (excluding the amount of any policy deductible) to repair all damage to the Premises or the improvements on the Project caused by any Casualty, or if Master Lessor’s lender does not allow Master Lessor to use sufficient proceeds to repair all such damage, then Landlord may, at Landlord's option, by notifying Tenant within sixty (60) days after the Casualty, terminate this Lease effective on the date thirty (30) days after Landlord's notice.

11.5 Landlord's Repair; Rent Abatement. If this Lease is not terminated under Sections 11.1 through 11.4 following any Casualty, then Landlord will cause Master Lessor to repair and restore the Premises and the Building to as near their condition prior to the Casualty as is reasonably possible with all commercially reasonable diligence and speed (subject to Force Majeure) and Basic Rent and Tenant's Share of Excess Expenses for the period during which the Premises are untenantable will abate pro rata (based upon the rentable area of the untenantable portion of the Premises as compared with the rentable area of the entire Premises). In no event is Landlord obligated to repair or restore any Alterations or Tenant's Improvements that are not covered by Master Lessor’s insurance, any special equipment or improvements installed by Tenant, any personal property, or any other property of Tenant. Landlord will, if necessary, equitably adjust Tenant's Share of Excess Expenses Percentage to account for any reduction in the rentable area of the Premises or Building resulting from a Casualty.

11.6 Rent Apportionment Upon Termination. If either Landlord or Tenant terminates this Lease under this Article 11, Landlord will apportion Basic Rent and Tenant's Share of Excess Expenses on a per diem basis and Tenant will pay the Basic Rent and Tenant's Share of Excess Expenses to the date of the Casualty if the event renders the Premises completely untenantable or if the event does not render the Premises completely untenantable, the effective date of such termination (provided that if a portion of the Premises is rendered untenantable, but the remaining portion is tenantable, then, except as provided in Section 11.5, Tenant's obligation to pay Basic Rent and Tenant's Share of Excess Expenses abates pro rata (based upon the rentable area of the untenantable portion of the Premises divided by the rentable area of the entire Premises) from the date of the Casualty and Tenant will pay the unabated portion of the Rent to the date of such termination on the portion terminated).

ARTICLE 12

EMINENT DOMAIN

12.1 Termination of Lease. If the Condemning Authority desires to effect a Taking of all or any material part of the Property, Landlord will notify Tenant and Landlord and Tenant will reasonably determine whether the taking will render the Premises unsuitable for Tenant's intended purposes. If Landlord and Tenant conclude that the Taking will render the Premises unsuitable for Tenant's intended purposes, Landlord and Tenant will document such determination and this Lease will terminate as of the date the Condemning Authority takes possession of the portion of the Property taken. Tenant will pay Rent to the date of termination. If a Condemning Authority takes all or any material part of the improvements on the Project or if a Taking reduces the value of the Property by fifty percent (50%) or more (as reasonably determined by Landlord), regardless of whether the Premises is affected, then Landlord, at Landlord's option, by notifying Tenant prior to the date the Condemning Authority takes possession of the portion of the Project taken, may terminate this Lease effective on the date the Condemning Authority takes possession of the portion of the Project taken.

12.2 Landlord's Repair Obligations. If this Lease does not terminate with respect to the entire Premises under Section 12.1 and the Taking includes a portion of the Premises, this Lease automatically terminates as to the portion of the Premises taken as of the date the Condemning Authority takes possession of the portion taken and Landlord will cause Master Lessor, at its sole cost and expense, to restore the remaining portion of the Premises to a complete architectural unit with all commercially reasonable diligence and speed and will reduce the Basic Rent for the period after the date the Condemning Authority takes possession of the portion of the Premises taken to a sum equal to the product of the Basic Rent provided for in this Lease multiplied by a fraction, the numerator of which is the rentable area of the Premises after the Taking and after Master Lessor restores the Premises to a complete architectural unit, and the denominator of which is the rentable area of the Premises prior to the Taking. Landlord will also equitably adjust Tenant's Share of Excess Expenses Percentage for the same period to account for the reduction in the rentable area of the Premises or the Building resulting from the Taking. Tenant's obligation to pay Basic Rent and Tenant's Share of Excess Expenses will abate on a proportionate basis with respect to that portion of the Premises remaining after the Taking that Tenant is unable to use during Landlord's restoration for the period of time that Tenant is unable to use such portion of the Premises.

12.3 Tenant's Participation. Master Lessor is entitled to receive and keep all damages, awards or payments resulting from or paid on account of a Taking. Accordingly, Tenant waives and assigns to Master Lessor any interest of Tenant in any such damages, awards or payments. Tenant may prove in any condemnation proceedings and may receive any separate award for damages to or condemnation of Tenant's movable trade fixtures and equipment and for moving expenses; provided however, that Tenant has no right to receive any award for its interest in this Lease or for loss of leasehold.

12.4 Exclusive Taking Remedy. The provisions of this Article 12 are Tenant's sole and exclusive rights and remedies in the event of a Taking. To the extent permitted by the Laws, Tenant waives the benefits of any Law, including, but not limited to, California Code of Civil Procedure Section 1265.130 or any successor statutes or laws, that provides Tenant any abatement or termination rights or any right to receive any payment or award (by virtue of a Taking) not specifically described in this Article 12.

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ARTICLE 13

TRANSFERS

13.1 Restriction on Transfers. Tenant will not cause or suffer a Transfer without obtaining Landlord's prior written consent. Landlord may grant or withhold consent in Landlord's sole and absolute discretion. Tenant's request for consent to a Transfer must describe in detail the parties, terms, portion of the Premises, and other circumstances involved in the proposed Transfer. Landlord will notify Tenant of Landlord's election to consent or withhold consent within thirty (30) days of Landlord's receipt of such a written request for consent to the Transfer from Tenant. Tenant will provide Landlord with any additional information Landlord reasonably requests regarding the proposed Transfer or the proposed transferee. If Landlord consents to the Transfer, Landlord may impose on Tenant or the transferee such conditions as Landlord, in its sole, absolute and arbitrary discretion, deems appropriate. No Transfer releases Tenant from any liability or obligation under this Lease and Tenant remains liable to Landlord after such a Transfer as a principal and not as a surety. If Landlord consents to any Transfer, Tenant will pay to Landlord, as Additional Rent, seventy-five percent (75%) of any amount Tenant receives on account of the Transfer in excess of the amounts this Lease otherwise requires Tenant to pay. In no event may Tenant cause or permit a Transfer to another tenant of the Building. Any attempted Transfer in violation of this Lease is null and void and constitutes an Event of Default under this Lease.

13.2 Recapture Right. In lieu of giving or withholding consent pursuant to Section 13.1, Landlord may, within the thirty (30) day period provided in Section 13.1, elect by written notice to Tenant to terminate this Lease or, if a proposed Transfer affects only a portion of the Premises, to terminate this Lease as respects that portion. If Landlord elects to terminate the Lease as set forth above, Tenant may negate Landlord's election by delivering written notice withdrawing its request for Landlord's consent to the Transfer within five (5) days of Tenant's receipt of Landlord's notice. If Landlord elects to terminate this Lease as set forth above, Landlord will release Tenant from liability under this Lease for future Basic Rent and Additional Rent with respect to the Premises (or the portion of the Premises subject to the proposed Transfer) accruing after the effective date of termination. Landlord and Tenant agree and acknowledge that Landlord's right to recapture as set forth above is intended to permit Landlord to maintain control over the leasing or subleasing of space in the Property, to protect its interest in the Property and the interest of any lenders and to prevent such interest from being impaired. Tenant understands the nature of this right and has approved the recapture provisions in consideration for (a) Tenant's right to negate Landlord's recapture election by withdrawing its request for a Transfer and (b) Landlord's agreement to release Tenant from liability for Rent accruing after the effective date of termination with respect to the recaptured portion of the Premises pursuant to the provisions of this Section.

13.3 No Merger. No merger shall result from Tenant's Transfer of the Premises under this Article, Tenant's surrender of this Lease or the termination of this Lease in any other manner. In any such event, Landlord may terminate any or all subtenancies or succeed to the interest of Tenant as sub-landlord thereunder.

13.4 Costs. Tenant will pay to Landlord, as Additional Rent, all costs and expenses Landlord incurs in connection with any Transfer, including, without limitation, reasonable attorneys' fees and costs, regardless whether Landlord consents to the Transfer.

13.5 Transfers to Affiliates. Provided that no Event of Default exists under this Lease, Tenant may, without Landlord's consent, assign or sublet all or a portion of this Lease or the Premises to an Affiliate if (a) Tenant notifies Landlord at least 30 days prior to such Transfer; (b) Tenant delivers to Landlord, at the time of Tenant's notice, current financial statements of Tenant and the proposed transferee that are reasonably acceptable to Landlord; and (c) Tenant delivers to Landlord, not later than the effective date of the Transfer, a written agreement reasonably acceptable to Landlord under which the transferee assumes and agrees to perform Tenant's obligations under this Lease and to observe all terms and conditions of this Lease. Tenant will also promptly provide Landlord with copies of any documents reasonably requested by Landlord to document the status and relationship between Tenant and its Affiliate. A Transfer to an Affiliate does not release Tenant from any liability or obligation under this Lease. Landlord's rights under Section 13.1 to recapture or share in any profit Tenant receives from a Transfer do not apply to any Transfer this Section 13.6 permits. "Affiliate" means any person or entity that, directly or indirectly, controls, is controlled by or is under common control with Tenant. For purposes of this definition, "control" means possessing the power to direct or cause the direction of the management and policies of the entity by the ownership of a majority of the voting securities of the entity.

ARTICLE 14

DEFAULTS; REMEDIES

14.1 Events of Default. The occurrence of any of the following constitutes an "Event of Default" by Tenant under this Lease. Landlord and Tenant agree that the notices required by this Section 14.1 are intended to satisfy any and all notice requirements imposed by the Laws and are not in addition to any such requirements.

14.1.1 Failure to Pay Rent. Tenant fails to pay Basic Rent, any monthly installment of Tenant's Share of Excess Expenses or any other Additional Rent amount as and when due and such failure continues for three (3) days after Landlord notifies Tenant.

14.1.2 Failure to Perform. Tenant materially breaches or fails to perform any of Tenant's nonmonetary obligations under this Lease and the breach or failure continues for a period of fifteen (15) days after Landlord notifies Tenant of Tenant's breach or failure; provided that if Tenant cannot cure its breach or failure within a fifteen (15) day period, Tenant's breach or failure is not an Event of Default if Tenant commences to cure its breach or failure within the fifteen (15) day period and thereafter diligently pursues the cure and effects the cure within a period of time that does not exceed an additional fifteen (15) days after the expiration of the initial fifteen (15) day period. Notwithstanding any contrary language contained in this Section 14.1.2, Tenant is not entitled to any notice or cure period before an uncurable breach or failure of this Lease becomes an Event of Default.

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14.1.3 Misrepresentation. The existence of any material misrepresentation or omission in any financial statements, correspondence or other information provided to Landlord by or on behalf of Tenant or any Guarantor in connection with (a) Tenant's negotiation or execution of this Lease; (b) Landlord's evaluation of Tenant as a prospective tenant at the Property; (c) any proposed or attempted Transfer; or (d) any consent or approval Tenant requests under this Lease.

14.1.4 Other Defaults. (a) Tenant makes a general assignment or general arrangement for the benefit of creditors; (b) a petition for adjudication of bankruptcy or for reorganization or rearrangement is filed by Tenant; (c) a petition for adjudication of bankruptcy or for reorganization or rearrangement is filed against Tenant and is not dismissed within thirty (30) days; (d) a trustee or receiver is appointed to take possession of substantially all of Tenant's assets, substantially all of Tenant's assets located at the Premises, or of Tenant's interest in this Lease and possession is not restored to Tenant within thirty (30) days; or (e) substantially all of Tenant's assets located at the Premises or Tenant's interest in this Lease is subjected to attachment, execution or other judicial seizure not discharged within thirty (30) days. If a court of competent jurisdiction determines that any act described in this section does not constitute an Event of Default, and the court appoints a trustee to take possession of the Premises (or if Tenant remains a debtor in possession of the Premises) and such trustee or Tenant Transfers Tenant's interest hereunder, then Landlord is entitled to receive, as Additional Rent, the amount by which the Rent (or any other consideration) paid in connection with the Transfer exceeds the Rent otherwise payable by Tenant under this Lease.

14.1.5 Prohibited Transfer. If a Transfer occurs or is attempted in violation of Article 13 of this Lease.

14.1.6 Environmental Default. Tenant violates the provisions of Article 5 relating to Hazardous Materials.

14.2 Remedies. Upon the occurrence of any Event of Default, Landlord may at any time and from time to time, without notice or demand and without preventing Landlord from exercising any other right or remedy, exercise any of the following remedies:

14.2.1 Termination of Tenant's Possession/Re-entry and Reletting Right. Terminate Tenant's right to possession of the Property at any time by any lawful means, in which case this Lease shall terminate and Tenant must immediately surrender possession of the Property to Landlord. In such event, Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant's default, including without limitation (i) the worth at the time of the award of the unpaid Rent and other charges which Landlord had earned at the time of the termination; (ii) the worth at the time of the award of the amount by which the unpaid Rent which Landlord would have earned after termination until the time of the award exceeds the amount of such rental loss that Tenant proves Landlord could have reasonably avoided; (iii) the worth at the time of the award of the amount by which the unpaid Rent which Tenant would have paid for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves Landlord could have reasonably avoided; and (iv) any other amount, including court costs necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under the Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, any costs or expenses Landlord incurs in maintaining or preserving the Property after such default, the cost of recovering possession of the Property, expenses of reletting, including necessary renovation or alteration of the Property, Landlord's reasonable attorneys' fees incurred in connection therewith, and any real estate commission paid or payable. As used in subparts (i) and (ii) above, the "worth at the time of the award" is computed by allowing interest at the Maximum Rate. As used in subpart (iii) above, the "worth at the time of the award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award, plus one percent (1%) (if Tenant has abandoned the Premises, Landlord shall have the option of (i) retaking possession of the Premises and recovering from Tenant the amount specified in this Section 14.2.1 or (ii) proceeding under Section 14.2.2 or Section 14.2.3.

14.2.2 Maintain Right to Possession. Maintain Tenant's right to possession, in which case this Lease shall continue in effect whether or not Tenant has abandoned the Property. Landlord shall be entitled to enforce all of Landlord's rights and remedies under this Lease, including the right to recover the Rent as it becomes due. The Landlord has the remedy described in California Civil Code Section 1951.4 (Landlord may continue Lease in effect after Tenant's breach and abandonment and recover Rent as it becomes due, if Tenant has right to sublet or assign, subject only to reasonable limitations). During the period Tenant is in default, Landlord may enter the Premises and relet them, or any part of them, to third parties for Tenant's account. Tenant shall be liable immediately to Landlord for all costs Landlord incurs in reletting the Premises, including brokers' commissions, expenses of remodeling the Premises required by the reletting, and like costs. Reletting can be for a period shorter or longer than the remaining Term of this Lease. Tenant shall pay to Landlord the Rent due under this Lease on the dates the Rent is due, less the Rent Landlord receives from reletting. No act by Landlord allowed by this Section 14.2.2 will terminate this Lease unless Landlord notifies Tenant in writing that Landlord elects to terminate this Lease. After Tenant's default and for so long as Landlord does not terminate Tenant's right to possession of the Premises, if Tenant obtains Landlord's consent, Tenant will have the right to assign or sublet its interest in this Lease, but Tenant will not be released from liability. If Landlord elects to relet the Premises as provided in this Section 14.2.2, Rent that Landlord receives from reletting will be applied to the payment of: (i) first, any indebtedness from Tenant to Landlord other than Rent due from Tenant; (ii) second, all costs, including costs, incurred by Landlord in reletting; and (iii) third, Rent due and unpaid under the Lease. After deducting the payments referred to in this Section 14.2.2, any sum remaining from the Rent Landlord receives from reletting will be held by Landlord and applied in payment of future Rent as Rent becomes due under this Lease. If, on the date

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Rent is due under this Lease, the Rent received from the reletting is less than the Rent due on that date, Tenant will pay to Landlord, in addition to the remaining Rent due, all costs, including costs for maintenance, Landlord incurred in reletting which remain after applying the Rent received from the reletting.

14.2.3 Other Remedies. Pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of the state in which the Property is located.

14.2.4 Right of Landlord to Re-Enter. In the event of any termination of this Lease, Landlord shall have the immediate right to enter upon and repossess the Premises, and any personal property of Tenant may be removed from the Premises and stored in any public warehouse at the risk and expense of Tenant.

14.3 Costs. Tenant will reimburse and compensate Landlord on demand and as Additional Rent for any actual loss Landlord incurs in connection with, resulting from or related to any breach or default of Tenant under this Lease, regardless of whether the breach or default constitutes an Event of Default, and regardless of whether or not suit is commenced or judgment is entered. Such loss includes all reasonable legal fees, costs and expenses (including paralegal fees, expert fees, and other professional fees and expenses) Landlord reasonably incurs investigating, negotiating, settling or enforcing any of Landlord's rights or remedies or otherwise protecting Landlord's interests under this Lease. Tenant will also Indemnify the Landlord Parties from and against all Claims Landlord or any of the other Landlord Parties incurs if Landlord or any of the other Landlord Parties becomes or is made a party to any Claim or action (a) instituted by Tenant or by or against any person holding any interest in the Premises by, under or through Tenant; (b) for foreclosure of any lien for labor or material furnished to or for Tenant or such other person; or (c) otherwise arising out of or resulting from any act or omission of Tenant or such other person. In addition to the foregoing, Landlord is entitled to reimbursement of all of Landlord's fees, expenses and damages, including, but not limited to, reasonable attorneys' fees and paralegal and other professional fees and expenses, Landlord incurs in connection with protecting its interests in any bankruptcy or insolvency proceeding involving Tenant including, without limitation, any proceeding under any chapter of the Bankruptcy Code; by exercising and advocating rights under Section 365 of the Bankruptcy Code; by proposing a plan of reorganization and objecting to competing plans; and by filing motions for relief from stay. Such fees and expenses are payable on demand, or, in any event, upon assumption or rejection of this Lease in bankruptcy.

14.4 Waiver and Release by Tenant. Tenant waives and releases all Claims Tenant may have resulting from Landlord's re-entry and taking possession of the Premises by any lawful means and removing and storing Tenant's property as permitted under this Lease, regardless of whether this Lease is terminated and, to the fullest extent allowable under the Laws, Tenant releases and will indemnify the Landlord Parties from and against any and all Claims occasioned thereby. No such reentry is to be considered or construed as a forcible entry by Landlord.

14.5 Landlord's Default. If Landlord defaults in the performance of any of its obligations under this Lease, Tenant will notify Landlord of the default and Landlord will have thirty (30) days after receiving such notice to cure the default. If Landlord is not reasonably able to cure the default within a thirty (30) day period, Landlord will have an additional reasonable period of time to cure the default as long as Landlord commences the cure within the thirty (30) day period and thereafter diligently pursues the cure. In no event shall (a) Tenant be entitled to terminate this Lease as a result of Landlord's default under this Lease or (b) Landlord be liable to Tenant or any other person for consequential, special or punitive damages, including, without limitation, lost profits.

14.6 No Waiver. No failure by Landlord to insist upon the performance of any provision of this Lease or to exercise any right or remedy upon a breach or default thereof, and no acceptance by Landlord of full or partial Rent during the continuance of any such breach or default, constitutes Landlord's waiver of any such breach or default. No waiver of any breach or default may be implied from any omission by Landlord to take any action on account of such breach or default. None of the terms of this Lease to be kept, observed or performed by Tenant, and no breach or default thereof, may be waived, altered or modified except by a written instrument executed by Landlord. One or more waivers by Landlord is not to be construed as a waiver of a subsequent breach or default of the same provision. No statement on a payment check from Tenant or in a letter accompanying a payment check is binding on Landlord. Landlord may, with or without notice to Tenant, negotiate such check without being bound to the conditions of any such statement. If Tenant pays any amount other than the actual amount due Landlord, receipt or collection of such partial payment does not constitute an accord and satisfaction. Landlord may retain any such partial payment, whether restrictively endorsed or otherwise, without prejudice to Landlord's right to collect the balance properly due. If all or any portion of any payment is dishonored for any reason, payment will not be deemed made until the entire amount due is actually collected by Landlord. The foregoing provisions apply in kind to the receipt or collection of any amount by a lock box agent or other person on Landlord's behalf.

ARTICLE 15

CREDITORS; ESTOPPEL CERTIFICATES

15.1 Subordination. This Lease shall be subject and subordinate at all times to (a) the Master Lease, (b) all ground leases which may now exist or hereafter be executed affecting the Building, the Project, or the land upon which the Building and Project are situated, or both, and any and all amendments, renewals, modifications, supplements and extensions thereof; and (c) the lien of any mortgage or deed of trust which may now exist or hereafter be executed, and any and all advances made thereunder, and interest thereon and all modifications, renewals, supplements, consolidations and replacements thereof. Notwithstanding the foregoing, Tenant acknowledges that Master Lessor, Landlord and Lienholder shall have the right to subordinate or cause to be subordinated any such ground leases or any such liens to this Lease. In the event that any ground lease terminates for any reason or any mortgage or deed of trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, Tenant shall, notwithstanding any subordination, attorn to and become the tenant of the successor in interest

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to Landlord, at the option of such successor in interest and this Lease shall continue in full force and effect in such event. Notwithstanding anything to the contrary in this Lease, such Lienholder succeeding to the interest of Landlord under this Lease (a "Successor Landlord") shall not be liable for or bound by any of the following matters: (a) any offset right that Tenant may have against any former Landlord relating to any event or occurrence before the date of attornment, including any claim for damages of any kind whatsoever as the result of any breach by a former Landlord that occurred before the date of attornment, provided that the foregoing shall not limit either (i) Tenant’s right to exercise against Successor Landlord any offset right otherwise available to Tenant because of events occurring after the date of attornment or (ii) Successor Landlord’s obligation to correct any conditions that existed as of the date of attornment and violate Successor Landlord’s obligations as Landlord under this Lease; (b) any payment of Rent that Tenant may have made to a former Landlord more than thirty (30) days before the date such Rent was first due and payable under this Lease with respect to any period after the date of attornment other than, and only to the extent that, this Lease expressly required such a prepayment; (c) any obligation (i) to pay Tenant any sum(s) that any former Landlord owed to Tenant unless such sums, if any, shall have been actually delivered to Successor Landlord by way of an assumption of escrow accounts or otherwise; (ii) with respect to any security deposited with a former Landlord, unless such security was actually delivered to a Successor Landlord; (iii) to commence or complete any initial construction of improvements in the Premises or any expansion or rehabilitation of existing improvements thereon; (iv) to reconstruct or repair improvements following a fire, casualty or condemnation; or (v) arising from representations and warranties related to a former Landlord; (e) any modification or amendment of this Lease, or any waiver of the terms of this Lease, made without Successor Landlord’s written consent; or (f) any consensual or negotiated surrender, cancellation, or termination of this Lease, in whole or in part, agreed upon between Landlord and Tenant, unless effected unilaterally by Tenant pursuant to the express terms of this Lease. Tenant shall execute and deliver, upon reasonable prior notice from Landlord, any additional documents in such form as is designated by Landlord evidencing the priority or subordination of this Lease with respect to any such ground leases or the lien of any such mortgage or deed of trust. Landlord shall use commercially reasonable efforts to obtain from any Lienholder to whose mortgage, deed of trust or ground lease this Lease is hereafter subordinated, an agreement of non-disturbance on such Lienholder’s standard form for the benefit of Tenant.

15.2 Attornment. If any Lienholder or any other transferee acquires Landlord's interest in this Lease, the Premises or the Project, Tenant will attorn to the transferee of or successor to Landlord's interest in this Lease, the Premises or the Project (as the case may be) and recognize such transferee or successor as landlord under this Lease. Tenant waives the protection of any statute or rule of law that gives or purports to give Tenant any right to terminate this Lease or surrender possession of the Premises upon the transfer of Landlord's interest.

15.3 Mortgagee Protection Clause. Tenant will give Lienholder, by registered mail, a copy of any notice of default Tenant serves on Landlord, provided that Landlord or Lienholder previously notified Tenant (by way of notice of assignment of rents and leases or otherwise) of the address of Lienholder. Tenant further agrees that if Landlord fails to cure such default within the time provided for in this Lease, then Tenant will provide written notice of such failure to Lienholder and Lienholder will have an additional thirty (30) days within which to cure the default. If the default cannot be cured within the additional thirty (30) day period, then Lienholder will have such additional time as may be necessary to effect the cure if, within the thirty (30) day period, Lienholder has commenced and is diligently pursuing the cure (including without limitation commencing foreclosure proceedings if necessary to effect the cure).

15.4 Estoppel Certificates.

15.4.1 Contents. Upon Landlord's written request, Tenant will execute, acknowledge and deliver to Landlord a written statement in form satisfactory to Landlord certifying: (a) that this Lease (and all guaranties, if any) is unmodified and in full force and effect (or, if there have been any modifications, that the Lease is in full force and effect, as modified, and stating the modifications); (b) that this Lease has not been canceled or terminated; (c) the last date of payment of Rent and the time period covered by such payment; (d) whether there are then existing any breaches or defaults by Landlord under this Lease known to Tenant, and, if so, specifying the same; (e) specifying any existing claims or defenses in favor of Tenant against the enforcement of this Lease (or of any guaranties); and (f) such other factual statements as Landlord, any lender, prospective lender, investor or purchaser may request. Tenant will deliver the statement to Landlord within ten (10) Business Days after Landlord's request. Landlord may give any such statement by Tenant to any lender, prospective lender, investor or purchaser of all or any part of the Property and any such party may conclusively rely upon such statement as true and correct.

15.4.2 Failure to Deliver. If Tenant does not timely deliver the statement referenced in Section 15.4.1 to Landlord, (a) Landlord may execute and deliver the statement to any third party on behalf of Tenant and (b) such failure constitutes an Event of Default under this Lease. Further, if Tenant so fails to timely deliver the statement, Landlord and any lender, prospective lender, investor or purchaser may conclusively presume and rely that, except as otherwise represented by Landlord, (i) the terms and provisions of this Lease have not been changed; (ii) this Lease has not been canceled or terminated; (iii) not more than one month's Rent has been paid in advance; and (iv) Landlord is not in default in the performance of any of its obligations under this Lease. In such event, Tenant is estopped from denying the truth of such facts.

ARTICLE 16

TERMINATION OF LEASE

16.1 Surrender of Premises. Tenant will surrender the Premises to Landlord at the expiration or earlier termination of this Lease in good order, condition and repair, reasonable wear and tear, permitted Alterations, Casualty (subject to Master Lessor’s and Landlord's rights with respect to any Landlord Unreleased Casualty Claim) and condemnation excepted, and will surrender all keys to the Premises to Property Manager or to

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Landlord at the place then fixed for Tenant's payment of Basic Rent or as Landlord or Property Manager otherwise directs. Tenant will also inform Landlord of all combinations on locks, safes and vaults, if any, in the Premises or on the Project. Tenant will at such time remove all of its property from the Premises and, if Landlord so requests, all specified Alterations and improvements Tenant placed on the Premises. Tenant will promptly repair any damage to the Premises caused by such removal. Tenant releases and will Indemnify Landlord from and against any Claim resulting from Tenant's failure or delay in surrendering the Premises in accordance with this Section, including, without limitation, any Claim made by any succeeding occupant founded on such delay. All property of Tenant not removed on or before the last day of the Term is deemed abandoned. Tenant appoints Landlord as Tenant's agent to remove, at Tenant's sole cost and expense, all of Tenant's property from the Premises upon termination of this Lease and to cause its transportation and storage for Tenant's benefit, all at the sole cost and risk of Tenant, and Landlord will not be liable for damage, theft, misappropriation or loss thereof or in any manner in respect thereto.

16.2 Holding Over. If Tenant possesses the Premises after the Term expires or is otherwise terminated without executing a new lease and without Landlord's written consent, Tenant is deemed to be occupying the Premises without claim of right (but subject to all terms and conditions of this Lease) and, in addition to Tenant's liability for failing to surrender possession of the Premises as provided in Section 16.1, Tenant will pay Landlord a charge for each day of occupancy after expiration of the Term in an amount equal to double the greater of Tenant's then-existing Rent or the basic rent and additional rent (on a daily basis) Landlord charges at the time of the holdover on new leases in the Property for space similar to the Premises.

ARTICLE 17

ADDITIONAL PROVISIONS

17.1 Security Deposit. Concurrently with Tenant's execution of this Lease, Tenant will deposit with Landlord the Security Deposit. If Tenant defaults with respect to any of the terms, provisions, covenants and conditions of this Lease, Landlord may use, apply or retain the whole or any part of the Security Deposit for the payment of any Rent in default or any other sum which Landlord expends by reason of Tenant's default. Tenant is not entitled to any interest on the Security Deposit. It is expressly agreed that the Security Deposit is not an advance rental deposit or a measure of Landlord's damages in the case of Tenant's default. Upon application of all or any part of the Security Deposit, Tenant must upon demand restore the Security Deposit to its original amount. Any application of the Security Deposit by Landlord shall not be deemed to have cured Tenant's default. Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code, and all other provisions of Law, now or hereinafter in force, which restrict the amount or types of claim that a landlord may make upon a security deposit or imposes upon a landlord (or its successors) any obligation with respect to the handling or return of security deposits. The Security Deposit will be released to Tenant within forty-five (45) days of the surrender of the Premises to Landlord subject to any deductions made by Landlord pursuant to the terms of this Lease.

17.2 Parking. During the Term of this Lease, Landlord licenses sixty-nine (69) parking spaces to Tenant. Tenant will pay Landlord the amount set forth in the Basic Terms for each unreserved space and each reserved space that Tenant decides to reserve as Additional Rent at the same time, place and manner as Basic Rent. Landlord and Tenant acknowledge that Landlord anticipates that the Unreserved and Reserved Spaces will be made available in the Parking Facility. Parking at the Parking Facility by Tenant is subject to the other provisions of this Lease and the provisions of the Amended and Restated Declaration Establishing Easements, Covenants and Restrictions for Parking Facilities recorded on September 1, 1998 as Document No. 19980582940 and any amendments thereto and rules and regulations promulgated thereunder ("Parking Declaration"). In any event, under no circumstances may Tenant's parking rights and privileges be transferred, assigned or otherwise conveyed separate and apart from Tenant's interest in this Lease. In no event will Master Lessor or Landlord be liable for any loss, damage or theft of, to or from any vehicle at the Project or given parking rights in accordance with this section, and Tenant releases any Claim therefor, and, as to Tenant, Tenant's employees, licensees or invitees, will indemnify, defend (with counsel reasonably acceptable to Landlord) and hold the Landlord Parties harmless against any Claim therefor or in connection therewith. "Unreserved Spaces" mean vehicular parking spaces located in the Parking Facilities provided for the Building which are not designated for the exclusive use of a specific tenant or for use by visitors to the Property, as the same may be relocated or redesignated from time to time by Landlord. "Reserved Spaces" means vehicular parking spaces located in the parking facilities provided for the Building which are designated for the exclusive use of a specific tenant, as the same may be relocated or redesignated from time to time by Landlord.

17.3 Building Name, Address and Depiction. Tenant shall not utilize any name selected by Landlord from time to time for the Building and/or the Project as any part of Tenant's corporate or trade name. Landlord shall have the right to change the name, number or designation of the Building or the Project without liability to Tenant. Tenant shall not use any photo or depiction of the Building in its advertising, stationery or in any other manner.

ARTICLE 18

MISCELLANEOUS PROVISIONS

18.1 Notices. All Notices must be in writing and must be sent by personal delivery, United States registered or certified mail (postage prepaid) or by an independent overnight courier service, addressed to the addresses specified in the Basic Terms or at such other place as either party may designate to the other party by written notice given in accordance with this section. Notices given by mail are deemed delivered within three (3) Business Days after the party sending the Notice deposits the Notice with the United States Post Office. Notices delivered by courier are deemed delivered on the next Business Day after the day the party delivering the Notice timely deposits the Notice with the courier for overnight (next day) delivery.

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18.2 Transfer of Landlord's Interest. If Landlord Transfers (other than for collateral security purposes) its leasehold interest in the Premises, the transferor is automatically relieved of all obligations accruing under this Lease from and after the date of the Transfer, provided that the transferor will deliver to the transferee any funds the transferor holds in which Tenant has an interest (such as a security deposit). Landlord's covenants and obligations in this Lease bind each successive Landlord only during and with respect to its respective period of ownership. However, notwithstanding any such Transfer, the transferor remains entitled to the benefits of Tenant's releases and indemnity and insurance obligations (and similar obligations) under this Lease with respect to matters arising or accruing during the transferor's period of ownership.

18.3 Successors. The covenants and agreements contained in this Lease bind and inure to the benefit of Landlord, its successors and assigns, bind Tenant and its successors and assigns and inure to the benefit of Tenant and its permitted successors and assigns.

18.4 Captions and Interpretation. The captions of the articles and sections of this Lease are to assist the parties in reading this Lease and are not a part of the terms or provisions of this Lease. Whenever required by the context of this Lease, the singular includes the plural and the plural includes the singular.

18.5 Relationship of Parties. This Lease does not create the relationship of principal and agent, or of partnership, joint venture, or of any association or relationship between Landlord and Tenant other than that of landlord and tenant.

18.6 Entire Agreement; Amendment. The Basic Terms and all exhibits, addenda and schedules attached to this Lease are incorporated into this Lease as though fully set forth in this Lease and together with this Lease contain the entire agreement between the parties with respect to the improvement and leasing of the Premises. All preliminary and contemporaneous negotiations, including, without limitation, any letters of intent or other proposals and any drafts and related correspondence, are merged into and superseded by this Lease. No subsequent alteration, amendment, change or addition to this Lease (other than to the Building Rules) is binding on Landlord or Tenant unless it is in writing and signed by the party to be charged with performance.

18.7 Severability. If any covenant, condition, provision, term or agreement of this Lease is, to any extent, held invalid or unenforceable, the remaining portion thereof and all other covenants, conditions, provisions, terms and agreements of this Lease will not be affected by such holding, and will remain valid and in force to the fullest extent permitted by law.

18.8 Landlord's Limited Liability. Tenant will to look solely to Landlord's interest in the Premises for recovering any judgment or collecting any obligation from Landlord or any other Landlord Party. Tenant agrees that neither Landlord nor any other Landlord Party will be personally liable for any judgment or deficiency decree. In no event is Landlord Party liable to Tenant or any other person for consequential, indirect, special or punitive damages.

18.9 Survival. All of Tenant's obligations under this Lease (together with interest on payment obligations at the Maximum Rate) accruing prior to expiration or other termination of this Lease survive the expiration or other termination of this Lease. Further, all of Tenant's releases and indemnification, defense and hold harmless obligations under this Lease survive the expiration or other termination of this Lease, without limitation.

18.10 Attorneys' Fees. If either Landlord or Tenant commences any litigation or judicial action to determine or enforce any of the provisions of this Lease, the prevailing party in any such litigation or judicial action (as determined by the trier of fact) is entitled to recover all of its costs and expenses (including, but not limited to, reasonable attorneys' fees, costs and expenditures) from the nonprevailing party.

18.11 Brokers. Landlord and Tenant each represents and warrants to the other that it has not had any dealings with any realtors, brokers, finders or agents in connection with this Lease (except as may be specifically set forth in the Basic Terms) and each releases and agrees to Indemnify the other against any Claims based on the failure or alleged failure to pay any realtors, brokers, finders or agents (other than any brokers specified in the Basic Terms) and from any cost, expense or liability for any compensation, commission or changes claimed by any realtors, brokers, finders or agents (other than any brokers specified in the Basic Terms) claiming by, through or on behalf of it with respect to this Lease or the negotiation of this Lease. Landlord will pay any brokers named in the Basic Terms in accordance with the applicable listing agreement for the Property. The obligations of Landlord and Tenant under this Section shall survive the expiration or earlier termination of this Lease.

18.12 Tenant's Waiver of Claim. To the fullest extent allowable under the Laws, Tenant agrees that the Landlord Parties are not liable to Tenant or any other person for, and Tenant releases the Landlord Parties from and waives, any and all Claims resulting or arising, directly or indirectly, from (a) any existing or future breakage, defect, insufficiency, inadequacy, malfunction, interruption, failure, breakdown or similar problem in the Premises or on the Property; (b) any equipment, system or appurtenance becoming out of repair, malfunctioning or failing to function; or (c) any occurrence, event, situation, Casualty, activity, injury, emergency, condition or happening whatsoever at the Property, whether or not insured or insurable. This agreement, waiver and release applies regardless whether the Claim arises (i) from personal injury, property damage, or otherwise; (ii) from the act, omission, negligence, fault or misconduct of other tenants or occupants of the Property, any Landlord Party, or any other person whatsoever; and/or (iii) from an act of God, Force Majeure, or any other cause or reason whatsoever. Nothing in this Section, however, relieves Landlord from any liability to Tenant (A) under the Warranty Terms; or (B) for any damage to Tenant's trade fixtures or other personal property if such damage is caused by the gross negligence or willful misconduct of Landlord.

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18.13 Governing Law. This Lease is governed by, and must be interpreted under, the internal laws of the State. Any suit arising from or relating to this Lease must be brought in the County; Landlord and Tenant waive the right to bring suit elsewhere.

18.14 Time is of the Essence. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

18.15 Joint and Several Liability. All parties signing this Lease as Tenant and any Guarantor(s) of this Lease are jointly and severally liable for performing all of Tenant's obligations under this Lease.

18.16 Tenant's Waiver of Landlord's Default. Any claim Tenant may have against Landlord for default in performance of any of Landlord's obligations under this Lease is deemed waived unless Tenant notifies Landlord of the default within sixty (60) days after Tenant knew or should have known of the default.

18.17 Tenant's Organization Documents; Authority. If Tenant is an entity, Tenant will, within ten (10) days after Landlord's written request, deliver to Landlord: (a) Certificate(s) of Good Standing from the state of formation of Tenant and, if different, the State, confirming that Tenant is in good standing under the laws governing formation and qualification to transact business in such state(s); and (b) a copy of Tenant's organizational documents and any amendments or modifications thereof, certified as true and correct by an appropriate official of Tenant. Tenant and each individual signing this Lease on behalf of Tenant represents and warrants that they are duly authorized to sign on behalf of and to bind Tenant and that this Lease is a duly authorized, binding and enforceable obligation of Tenant.

18.18 Provisions are Covenants and Conditions. All provisions of this Lease, whether covenants or conditions, are deemed both covenants and conditions.

18.19 Force Majeure. If Landlord or Tenant is delayed or prevented from performing any obligation under this Lease (excluding, however, the payment of money) by reason of Force Majeure, Tenant or Landlord's performance of such obligation will be excused for a period equal to (a) the duration of the Force Majeure event, or (b) if longer, the period of delay actually caused by the Force Majeure event.

18.20 Management. Property Manager is authorized to manage the Property. Master Lessor appointed Property Manager to act as its agent for leasing, managing and operating the Property. The Property Manager then serving is authorized to accept service of process and to receive and give notices and demands on Master Lessor’s and Landlord’s behalf.

18.21 Financial Statements. Tenant will, prior to Tenant's execution of this Lease and within ten (10) business days after Landlord's request at any time during the Term, deliver to Landlord complete, accurate and up-to-date financial statements, in accordance with SEC laws and regulations, with respect to Tenant.

18.22 Quiet Enjoyment. Landlord covenants and agrees that Tenant will quietly hold, occupy and enjoy the Premises during the Term, subject to the terms and conditions of this Lease free from molestation or hindrance by Landlord or any person claiming by, through or under Landlord, if Tenant pays all Rent as and when due and keeps, observes and fully satisfies all other covenants, obligations and agreements of Tenant under this Lease.

18.23 No Recording. Tenant will not record this Lease or a Memorandum of this Lease without Landlord's prior written consent, which consent Landlord may grant or withhold in its sole, absolute and arbitrary discretion.

18.24 Nondisclosure of Lease Terms. The terms and conditions of this Lease constitute proprietary information of Landlord that Tenant will keep confidential, unless disclosure is required by a court of competent jurisdiction or law and Tenant promptly notifies Landlord of any court order to enable Landlord to object thereto or to seek a protective order. Tenant's disclosure of the terms and conditions of this Lease could adversely affect Landlord's ability to negotiate other leases and impair Landlord's relationship with other tenants. Accordingly, Tenant will not, without Landlord's consent (which consent Landlord may grant or withhold in its sole, absolute and arbitrary discretion), directly or indirectly disclose the terms and conditions of this Lease to any other tenant or prospective tenant of the Building or to any other person or entity other than Tenant's employees and agents who have a legitimate need to know such information (and who will also keep the same in confidence).

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18.25 Construction of Lease and Terms. The terms and provisions of this Lease represent the results of negotiations between Landlord and Tenant, each of which are sophisticated parties and each of which has been represented or been given the opportunity to be represented by counsel of its own choosing, and neither of which has acted under any duress or compulsion, whether legal, economic or otherwise. Consequently, the terms and provisions of this Lease must be interpreted and construed in accordance with their usual and customary meanings, and Landlord and Tenant each waive the application of any rule of law that ambiguous or conflicting terms or provisions contained in this Lease are to be interpreted or construed against the party who prepared the executed Lease or any earlier draft of the same. Landlord's submission of this instrument to Tenant for examination or signature by Tenant does not constitute a reservation of or an option to lease and is not effective as a lease or otherwise until Landlord and Tenant both execute and deliver this Lease. The parties agree that, regardless of which party provided the initial form of this Lease, drafted or modified one or more provisions of this Lease, or compiled, printed or copied this Lease, this Lease is to be construed solely as an offer from Tenant to lease the Premises, executed by Tenant and provided to Landlord for acceptance on the terms set forth in this Lease, which acceptance and the existence of a binding agreement between Tenant and Landlord may then be evidenced only by Landlord's execution and delivery of this Lease to Tenant.

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Office Lease Agreement

Landlord and Tenant each caused this Lease to be executed and delivered by their duly authorized representatives to be effective as of the Effective Date.

LANDLORD:

KNOBBE, MARTENS, OLSON & BEAR, LLP
a California limited liability partnership

Date executed by Landlord:	By:
Name:
June , 2007	Title:

By:
Name:
Title:

TENANT:

ECC CAPITAL CORPORATION,
a Maryland corporation

Date executed by Tenant:	By:
Name:
June , 2007	Title:

MASTER LESSOR'S CONSENT

Master Lessor hereby consents to the subletting of the Premises to Tenant upon the terms and subject to the conditions set forth herein.

2040 MAIN, LLC

By:	Knobbe, Martens, Olson & Bear, LLP
Its Sole Managing Member

By:
Name:
Title:

By:
Name:
Title:

Dated: June     , 2007

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Office Lease Agreement

EXHIBIT "A"

DEFINITIONS

"Additional Rent" means any charge, fee or expense (other than Basic Rent) payable by Tenant under this Lease, however denoted.

"Alteration" means any change, alteration, addition or improvement to the Premises or Property.

"Bankruptcy Code" means the United States Bankruptcy Code as the same now exists and as the same may be amended, including any and all rules and regulations issued pursuant to or in connection with the United States Bankruptcy Code now in force or in effect after the Effective Date.

"Basic Rent" means the basic rent payable by Tenant under this Lease, initially in the amounts specified in the Basic Terms.

"Basic Terms" means the terms of this Lease identified as the "Basic Terms" before Article 1 of the Lease.

"BOMA Standards" means the "Standard Method for Measuring Floor Area in Office Building" approved June 7, 1996 by the American National Standards Institute, Inc., and the Building Owners and Managers Association (ANSI/BOMA Z65.1-1996).

"Building" means that certain office building now existing on the Land.

"Building Rules" means those certain rules attached to this Lease as EXHIBIT "E," as Landlord may amend the same from time to time.

"Business Days" means any day other than Saturday, Sunday or a legal holiday in the State.

"Business Hours" means Monday through Friday from 8:00 a.m. to 6:00 p.m. and on Saturdays from 9:00 a.m. to 1:00 p.m., excluding New Years Day, Memorial Day, Independence Day, Thanksgiving, Labor Day and Christmas Day.

"Casualty" means any physical loss or damage to property which is caused by (a) fire, windstorm, hail, lightning, vandalism, theft, explosion, collision, accident, flood, earthquake, collapse, or any other peril (including, without limitation, any flooding of basements or other subsurface areas; malfunctions or failures of equipment, machinery, sprinkling devices, or air conditioning, heating or ventilation apparatus; occurrences of presence of water, snow, frost, steam, gas, sewage, sewer backup, odors, noise, hail or excessive heat or cold; broken or falling plaster, ceiling tiles, fixtures or signs; broken glass; or the bursting or leaking of pipes or plumbing fixtures); (b) the negligent or intentional acts, omissions or misconduct of any person or entity (including Landlord and Tenant); or (c) any other event, occurrence, peril or cause whatsoever, whether similar or dissimilar to the foregoing, whether foreseeable or unforeseeable, and regardless whether covered or coverable by insurance.

"Certificate of Occupancy" means a certificate of occupancy or similar document or permit (whether conditional, unconditional, temporary or permanent) which must be obtained from the appropriate governmental authority as a condition to the lawful occupancy by a tenant of space in the Building.

"City" means the City of Irvine.

"Claims" means all claims, actions, demands, liabilities, damages, costs, penalties, forfeitures, losses or expenses, including, without limitation, reasonable attorneys' fees and the costs and expenses of enforcing any indemnification, defense or hold harmless obligation under the Lease.

"Commencement Date" means the date Tenant commences business operations in the Premises.

"Commencement Date Memorandum" means the form of memorandum attached to the Lease as EXHIBIT "D".

"Common Area" means the parking area, driveways, lobby areas, and other areas of the Property Landlord may designate from time to time as common area available to all tenants.

"Condemning Authority" means any person or entity with a statutory or other power of eminent domain.

"County" means Orange County.

"Delivery Date" means the target date for Landlord's delivery of the Premises to Tenant, which initially is the delivery date specified in the Basic Terms.

"Effective Date" means the date Landlord executes this Lease, as indicated on the signature page.

"Event of Default" means the occurrence of any of the events specified in Section 14.1 of the Lease, or the occurrence of any other event which this Lease expressly labels as an "Event of Default."

EXHIBIT “A”

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Office Lease Agreement

"Excess Expenses" means the total amount of Property Taxes and Operating Expenses due and payable with respect to the Property during any calendar year of the Term minus the product obtained by multiplying the expense stop specified in the Basic Terms by the number of rentable square feet in the Building.

"Floor Plan" means the floor plan attached to the Lease as EXHIBIT "C".

"Force Majeure" means acts of God; strikes; lockouts; labor troubles; inability to procure materials; inclement weather; governmental laws or regulations; casualty; terrorism; orders or directives of any legislative, administrative, or judicial body or any governmental department; inability to obtain any licenses, permissions or authorities (despite commercially reasonable pursuit of such licenses, permissions or authorities); and other similar or dissimilar causes beyond Landlord's reasonable control.

"Guarantor" means any person or entity at any time providing a guaranty of all or any part of Tenant's obligations under this Lease.

"Hazardous Materials" means any toxic or hazardous substance, material or waste or any pollutant or contaminant or infectious or radioactive material, including but not limited to those substances, materials or wastes regulated now or in the future under any of the Hazardous Materials Laws, and any and all of those substances included within the definitions of "hazardous substances," "hazardous materials," "hazardous waste," "hazardous chemical substance or mixture," "imminently hazardous chemical substance or mixture," "toxic substances," "hazardous air pollutant," "toxic pollutant," or "solid waste," or words of similar import in the Hazardous Materials Laws or order or by common law decision, including, without limitation, (i) trichloroethylene, tetrachloroethylene, perchloroethylene and other chlorinated solvents, (ii) oil or any petroleum products or fractions thereof, (iii) asbestos, (iv) polychlorinated biphenyls, (v) flammable explosives, (vi) urea formaldehyde and (vii) radioactive materials and waste, and (viii) infectious waste. It is the intent of the parties hereto to construe the term "Hazardous Materials" in its broadest sense.

"Hazardous Materials Laws" means any federal, state or local laws, ordinances, codes, statutes, regulations, administrative rules, policies and orders, and other authority, existing now or in the future, which classify, regulate, list or define hazardous substances, materials, wastes contaminants, pollutants and/or the Hazardous Materials, including without limitation the following statutes and regulations, and any other legal authority, regulations, or policies relating to or implementing such statutes and regulations:

Federal. Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA" or "Superfund"), as amended by the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), 42 U.S.C. § 9601 et seq.; Resource Conservation and Recovery Act of 1976 ("RCRA"), 42 U.S.C. § 6901 et seq.; Clean Water Act ("CWA"), 33 U.S.C. § 1251 et seq.; Clean Air Act ("CAA"), 42 U.S.C. § 78401 et seq.; Toxic Substances Control Act ("TSCA"), 15 U.S.C. § 2601 et seq.; The Refuse Act of 1899, 33 U.S.C. § 407; Occupational Safety and Health Act ("OSHA"), 29 U.S.C. § 651 et seq.; Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq.; United States Department of Transportation Table (49 CFR 172.101 and amendments thereto) and the Environmental Protection Agency Table (40 CFR Part 302 and amendments thereto);

California. Carpenter-Presley-Tanner Hazardous Substance Account Act ("California Superfund"), Cal. Health & Safety Code § 25300 et seq.; California Hazardous Waste Control Act, Cal. Health & Safety Code Sections 25100 et seq.; Porter-Cologne Water Quality Control Act ("Porter-Cologne Act"), Cal. Water Code § 13000 et seq.; Hazardous Waste Disposal Land Use Law, Cal. Health & Safety Code § 25220 et seq.; Safe Drinking Water and Toxic Enforcement Act of 1986 ("Proposition 65"), Cal. Health & Safety Code § 25249.5 et seq.; Hazardous Substances Underground Storage Tank Law, Cal. Health & Safety Code § 25280 et seq.; California Hazardous Substance Act, Cal. Health & Safety Code § 28740 et seq.; Air Resources Law, Cal. Health & Safety Code § 39000 et seq.; Hazardous Materials Release Response Plans and Inventory, Cal. Health & Safety Code §§ 25500-25541; Toxic Pits Cleanup Act of 1984 ("TCPA"), Cal. Health & Safety Code §§ 25208-25208.17;

Other Laws and Regulations. All other regulations promulgated pursuant to said foregoing laws or any amendments or replacement thereof, provided such amendments or replacements shall in no way limit the original scope and/or definition of Hazardous Materials defined herein as of the execution date of this Lease.

"Indemnify" means that the party providing the indemnity (the "Indemnitor") will indemnify, protect, defend and hold harmless the party(ies) receiving the indemnity (the "Indemnitee"), with the defense to be provided by counsel reasonably acceptable to the Indemnitee. Landlord and Tenant intend that all obligations to Indemnify hereunder are (to the maximum extent allowable under California law) to be construed broadly to, upon assertion of a Claim, shift the burden of both defense and indemnity from the Indemnitee to the Indemnitor. The Indemnitor's obligations to Indemnify shall be triggered by the mere assertion of a Claim which is, either on its face or by reasonable inference from the allegations, within the scope of any of the Indemnitor's obligations to indemnify set forth in this Lease. It is not a condition to the Indemnitor's obligation to Indemnify that it first be determined (judicially or otherwise) that (i) the Claim is in fact within the scope of the obligation to Indemnify, (ii) the Claim has merit, or (iii) the Indemnitor was negligent or otherwise at fault in any respect. The obligations to defend and otherwise Indemnify are intended to arise upon the mere assertion of the Claim and to continue through final adjudication, settlement or other resolution of the Claim.

"Land" means that certain real property legally described on the attached EXHIBIT "B".

EXHIBIT “A”

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"Landlord" means only the owner or owners of the Property at the time in question.

"Landlord Parties" means Master Lessor, Landlord and Property Manager and their respective officers, directors, partners, shareholders, members and employees.

"Landlord Unreleased Casualty Claims" means all Claims arising from or relating to any Casualty to any portion of the Property or any personal property of Landlord located at the Project caused by (a) Tenant moving into or out of the Premises or otherwise bringing into, receiving at, or removing from the Premises any Alteration, trade fixture, equipment or other item or property of any type; (b) any breach of Tenant's obligations under Article 5 of this Lease; or (c) the gross negligence, willful misconduct or intentional misconduct of Tenant. Landlord Unreleased Casualty Claims also include any deductible amount or other uninsured loss resulting from any Casualty which is caused by Tenant but is not included within (a)—(c) above, up to a maximum of twenty five thousand dollars ($25,000) (as may be increased for inflation during the Term) for any one occurrence.

"Laws" means any law, regulation, rule, order, statute or ordinance of any governmental or private entity in effect on or after the Effective Date and applicable to the Project or the use or occupancy of the Project, including, without limitation, Hazardous Materials Laws, Building Rules and Permitted Encumbrances.

"Lease" means this Office Sublease Agreement, as the same may be amended or modified after the Effective Date.

"Lease Year" means each consecutive twelve (12) month period during the Term, commencing on the Commencement Date, except that if the Commencement Date is not the first day of a calendar month, then the first Lease Year is a period beginning on the Commencement Date and ending on the last day of the calendar month in which the Commencement Date occurs plus the following twelve (12) consecutive calendar months.

"Lienholder" means any mortgagee under a mortgage, beneficiary under a deed of trust, or lessor under a master lease or ground lease, encumbering all or a portion of the Project.

“Master Lease” has the meaning given to such term in Recital A to this Lease.

“Master Lessor” means 2040 Main, LLC, a Delaware limited liability company.

“Master Premises” has the meaning given to such term in Recital A to this Lease.

"Maximum Rate" means interest at a rate equal to the lesser of (a) eighteen percent (18%) per annum, or (b) the maximum interest rate permitted by law.

"Mortgage" means any mortgage, deed of trust, security interest or other security document of like nature that at any time may encumber all or any part of the Property and any replacements, renewals, amendments, modifications, extensions or refinancings thereof, and each advance (including future advances) made under any such instrument.

"Net Rent" means all rental Landlord actually receives from any reletting of all or any part of the Premises, less any indebtedness from Tenant to Landlord other than Rent (which indebtedness is paid first to Landlord) and less the Re-entry Costs (which costs are paid second to Landlord).

"Notices" means all notices, demands or requests that may be or are required to be given, demanded or requested by either party to the other as provided in the Lease.

"Operating Expenses" means all expenses Landlord incurs in connection with maintaining, repairing and operating the Property, as determined by Landlord's accountant in accordance with generally accepted accounting principles consistently followed, including, but not limited to, the following: insurance premiums and deductible amounts under any insurance policy; maintenance and repair costs; steam, electricity, water, sewer, gas and other utility charges; fuel; lighting; window washing; janitorial services; trash and rubbish removal; property and parking association fees, dues and assessments and all payments under any Permitted Encumbrance (except Mortgages) affecting the Property; wages payable to persons at the level of manager and below whose duties are connected with maintaining and operating the Property (but only for the portion of such persons' time allocable to the Property), together with all payroll taxes, unemployment insurance, vacation allowances and disability, pension, profit sharing, hospitalization, retirement and other so-called "fringe benefits" paid in connection with such persons (allocated in a manner consistent with such persons' wages); amounts paid to contractors or subcontractors for work or services performed in connection with maintaining and operating the Property; all costs of uniforms, supplies and materials used in connection with maintaining, repairing and operating the Property; any expense imposed upon Landlord, its contractors or subcontractors pursuant to law or pursuant to any collective bargaining agreement covering such employees; all services, supplies, repairs, replacements or other expenses for maintaining and operating the Property; costs of complying with Laws; reasonable management fees and the reasonable costs (including rental) of maintaining a building or management office in the Building; and such other expenses as may ordinarily be incurred in connection with maintaining and operating an office complex similar to the Property. The term "Operating Expenses" also includes expenses Landlord incurs in connection with public sidewalks adjacent to the Property, any pedestrian walkway system (either above or below ground) and any other public facility to which Landlord or the Property is from time to time subject in connection with operating the Property. The term "Operating Expenses" does not include the cost of any capital improvement to the Property other than replacements required for normal maintenance and repair; the cost of repairs, restoration or other work occasioned by fire, windstorm or other insured casualty other than the amount of any deductible under any insurance policy (regardless whether the deductible is payable by Landlord in connection with a capital expenditure); expenses Landlord incurs in connection with leasing or procuring tenants or renovating space for new or existing tenants; legal expenses incident to Landlord's enforcement of any lease; interest or principal payments on any mortgage or other indebtedness of Landlord; or allowance or expense for depreciation or amortization. Notwithstanding the foregoing, if Landlord installs equipment in, or makes improvements or alterations to, the Property reasonably intended to reduce energy, maintenance or other costs, to improve building security, to improve life safety, to improve the Property operating efficiency or to comply with any Laws, Landlord may include in Operating Expenses reasonable charges for interest paid on the investment and reasonable charges for depreciation of the investment so as to amortize the investment over the reasonable life of the equipment, improvement or alteration on a straight line basis.

EXHIBIT “A”

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Office Lease Agreement

"Parking Facility" means that certain parking facility described on Exhibit "F".

"Permitted Encumbrances" means all Mortgages, liens, easements, declarations, encumbrances, covenants, conditions, reservations, restrictions and other matters now or after the Effective Date affecting title to the Property.

"Premises" means that certain space situated in the Building shown and designated on the Floor Plan and described in the Basic Terms.

"Project" means the Property and the Parking Facility.

"Property" means, collectively, the Land, Building and all other improvements on the Land.

"Property Manager" means the property manager named in the Basic Terms or any other agent Landlord may appoint from time to time to manage the Property.

"Property Taxes" means any general real property tax, improvement tax, assessment, special assessment, reassessment, commercial rental tax, in lieu tax, levy, charge, penalty or similar imposition imposed by any authority having the direct or indirect power to tax, including but not limited to, (a) any city, county, state or federal entity, (b) any school, agricultural, lighting, drainage or other improvement or special assessment district, (c) any governmental agency, or (d) any private entity having the authority to assess the Property under any of the Permitted Encumbrances, together with all fees and expenses incurred by Landlord in connection with the monitoring and payment of Property Taxes (including the fees and expenses of any tax consultant retained by Landlord to review the Property Taxes). The term "Property Taxes" includes all charges or burdens of every kind and nature Landlord incurs in connection with using, occupying, owning, operating, leasing or possessing the Property, without particularizing by any known name and whether any of the foregoing are general, special, ordinary, extraordinary, foreseen or unforeseen; any tax or charge for fire protection, street lighting, streets, sidewalks, road maintenance, refuse, sewer, water or other services provided to the Property. The term "Property Taxes" does not include Landlord's state or federal income, franchise, estate or inheritance taxes. If Landlord is entitled to pay, and elects to pay, any of the above listed assessments or charges in installments over a period of two or more calendar years, then only such installments of the assessments or charges (including interest thereon) as are actually paid in a calendar year will be included within the term "Property Taxes" for such calendar year. Tenant and Landlord acknowledge that Proposition 13 was adopted by the voters of the State of California in June 1978 and that assessments, taxes, fees, levies, and charges may be imposed by government agencies for services such as fire protection; street, sidewalk, and road maintenance; conservation; refuse removal; and other government services formerly provided without charge to property owners or occupants. In further recognition of the decrease in the level and quality of government services and amenities as a result of Proposition 13 (or as a result of any other restriction on real property taxes whether by law or by choice of the applicable legislative or assessing body), Property Taxes also include any government or private assessments (or the Building's contribution toward a government or private cost-sharing agreement) for the purpose of augmenting or improving the quality of services and amenities normally provided by government agencies. Tenant and Landlord intend that all new and increased assessments, taxes, fees, levies, and charges and all similar assessments, taxes, fees, levies, and charges be included within the definition of "Property Taxes" for purposes of this Lease.

"Re-entry Costs" means all costs and expenses Landlord incurs re-entering or reletting all or any part of the Premises, including, without limitation, all costs and expenses Landlord incurs (a) maintaining or preserving the Premises after an Event of Default; (b) recovering possession of the Premises, recovering persons and property from the Premises and storing such property (including court costs and reasonable attorneys' fees); (c) reletting, renovating or altering the Premises; and (d) real estate commissions, advertising expenses and similar expenses paid or payable in connection with reletting all or any part of the Premises. "Re-entry Costs" also includes the value of free rent and other concessions Landlord gives in connection with re-entering or reletting all or any part of the Premises.

"Rent" means, collectively, Basic Rent and Additional Rent.

"Rent Tax" means any tax or excise on rents, all other sums and charges required to be paid by Tenant under this Lease, and gross receipts tax, transaction privilege tax or other tax, however described, which is levied or assessed by the United States of America, the state in which the Building is located or any city, municipality or political subdivision thereof, against Landlord in respect to the Basic Rent, Additional Rent or other charges payable under this Lease or as a result of Landlord's receipt of such rents or other charges accruing under this Lease.

"Security Deposit" means the security deposit to be provided to Landlord in the amount set forth in the Basic Terms.

"State" means the State of California.

"Structural Alterations" means any Alterations involving the structural, mechanical, electrical, plumbing, fire/life safety or heating, ventilating and air conditioning systems of the Building.

"Substantial Completion" means either (a) the date a Certificate of Occupancy is issued for the Premises, or (b) if a Certificate of Occupancy is not required, the date Tenant is reasonably able to take occupancy of the Premises; provided that if either (a) or (b) is delayed or prevented because of work Tenant is responsible for performing in the Premises, "Substantial Completion" means the date that all of Landlord's work which is necessary for either (a) or (b) to occur has been performed and Landlord has made the Premises available to Tenant for the performance of Tenant's work.

"Taking" means the exercise by a Condemning Authority of its power of eminent domain on all or any part of the Property, either by accepting a deed in lieu of condemnation or by any other manner.

EXHIBIT “A”

2040 Main Street	4	9/29/04
Office Lease Agreement

"Tenant" means the tenant identified in the Lease and such tenant's permitted successors and assigns. In any provision relating to the conduct, acts or omissions of "Tenant," the term "Tenant" includes the tenant identified in the Lease and such tenant's agents, employees, contractors, invitees, successors, assigns and others using the Premises or on the Project with Tenant's expressed or implied permission.

"Tenant's Improvements" means the initial improvements to the Premises which are designed and installed in accordance with the Basic Terms above.

"Tenant's Share of Excess Expenses" means the product obtained by multiplying the amount of Excess Expenses for the period in question by the Tenant's Share of Excess Expenses Percentage.

"Tenant's Share of Excess Expenses Percentage" means the percentage computed by (a) dividing the rentable square footage of the Premises by the total rentable square footage of the Building and (b) multiplying the quotient by 100.

"Term" means the initial term of this Lease specified in the Basic Terms and, if applicable, any renewal term then in effect.

"Transfer" means an assignment, mortgage, pledge, transfer, sublease, license or other encumbrance or conveyance (voluntarily, by operation of law or otherwise) of this Lease or the Premises or any right, title or interest in or created by this Lease or the Premises. The term "Transfer" also includes any assignment, mortgage, pledge, transfer or other encumbering or disposal (voluntarily, by operation of law or otherwise) of any ownership interest in Tenant or any Guarantor that results or could result in a change of control of Tenant or any Guarantor.

EXHIBIT “A”

2040 Main Street	5	9/29/04
Office Lease Agreement

EXHIBIT "B"

LEGAL DESCRIPTION OF THE LAND

THE LAND REFERRED TO HEREIN IS SITUATED IN THE STATE OF CALIFORNIA, COUNTY OF ORANGE, AND IS DESCRIBED AS FOLLOWS:

PARCEL 1 OF LOT LINE ADJUSTMENT 40088-LL RECORDED SEPTEMBER 14, 1999 AS INSTRUMENT NO. 199990660556 OF OFFICIAL RECORDS OF ORANGE COUNTY, CALIFORNIA.

EXCEPTING FROM ALL OF PARCEL 7: ALL OIL, OIL RIGHTS, MINERAL RIGHTS, NATURAL GAS RIGHTS, AND OTHER HYDROCARBONS BY WHATSOEVER NAME KNOWN THAT MAY BE WITHIN OR UNDER THE PARCEL OF LAND HEREINABOVE DESCRIBED TOGETHER WITH THE PERPETUAL RIGHT OF DRILLING, MINING, EXPLORING AND OPERATING THEREFOR AND STORING IN AND REMOVING THE SAME FROM SAID LAND OR ANY OTHER LAND, INCLUDING THE RIGHT TO WHIPSTOCK OR DIRECTIONALLY DRILL AND MINE FROM LANDS OTHER THAN HEREINABOVE DESCRIBED, OIL OR GAS WELLS, TUNNELS AND SHAFTS INTO, THROUGH OR ACROSS THE SUBSURFACE OF THE LAND HEREINABOVE DESCRIBED AND TO BOTTOM SUCH WHIPSTOCK OR DIRECTIONALLY DRILLED WELLS, TUNNELS AND SHAFTS UNDER AND BENEATH OR BEYOND THE EXTERIOR LIMITS THEREOF, AND TO REDRILL, RETUNNEL, EQUIP, MAINTAIN, REPAIR, DEEPEN AND OPERATE ANY SUCH WELLS OR MINES, WITHOUT HOWEVER, THE RIGHT TO DRILL, MINE, STORE, EXPLORE AND OPERATE THROUGH THE SURFACE OR THE UPPER FIVE HUNDRED (500) FEET OF THE SUBSURFACE OF THE LAND HEREINABOVE DESCRIBED AS RESERVED BY IRVINE INDUSTRIAL COMPLEX, IN THE DEEDS RECORDED APRIL 15, 1971, IN BOOK 9606, PAGE 441, AND RECORDED JANUARY 21, 1974 IN BOOK 11060, PAGE 213, BOTH OF OFFICIAL RECORDS.

EXHIBIT “B”

2040 Main Street	1	9/29/04
Office Lease Agreement

EXHIBIT "C"

FLOOR PLAN

16
12
11
10
9
8
7
6
5
1
A
B
D
F
G
J
K
L

PRELIMINARY

PLEASE REVIEW LOCATION OF DEMISING WALLS

SQUARE FOOTAGES HAVE NOT BEEN FINALIZED

PENDING CONSTRUCTION COMPLETION

FLOOR 8

Opus Center
2040 Main Street
Irvine, CA 92614

Suite#: ---
ID#: 8-07

Tenant: Vacant

Date: 6/5/07

Suite Usable:	9113.5
Corridor Ext:	87.6
Usable:	9201
Rentable:	10986

STEVENSON SYSTEMS INC
stevensonsystems.com
2MNST

©1986-2004 ALL RIGHTS RESERVED

EXHIBIT "D"

COMMENCEMENT DATE MEMORANDUM

THIS MEMORANDUM is made and entered into as of June     , 2007 by and between Knobbe, Martens, Olson & Bear, LLP, a California limited liability partnership ("Landlord"), and ECC Capital Corporation, a Maryland corporation ("Tenant").

EXHIBIT “D”

2040 Main Street	1	9/29/04
Office Lease Agreement

RECITALS:

1. Landlord and Tenant are party to a certain Office Sublease Agreement dated as of June _____, 2007 ("Lease"), relating to certain premises ("Premises") in the building located at 2040 Main Street, Irvine, California ("Building").

2. Landlord and Tenant desire to confirm the Commencement Date (as such term is defined in the Lease) and the date the initial Term of the Lease expires and the notice date and expiration date of any extension of the Term provided to Tenant under the Lease.

ACKNOWLEDGMENTS:

Pursuant to Section 1.2.3 of the Lease and in consideration of the facts set forth in the Recitals, Landlord and Tenant acknowledge and agree as follows:

1.	All capitalized terms not otherwise defined in this Memorandum have the meanings ascribed to them in the Lease.

2.	The Commencement Date under the Lease is June , 2007.

3.	The initial Term of the Lease expires on December , 2008, unless the Lease is sooner terminated in accordance with the terms and conditions of the Lease.

4.	Tenant must exercise its right to extend the Term, if at all, by notifying Landlord no later than , 2008, subject to the conditions and limitations set forth in the Lease.

5.	The extension of the Term would expire on June , 2010.

Landlord and Tenant caused this Memorandum to be executed by their duly authorized representatives as of the day and date first written above. This Memorandum may be executed in counterparts, each of which is an original and all of which constitute one instrument.

LANDLORD:

KNOBBE, MARTENS, OLSON & BEAR, LLP
a California limited liability partnership

By:
Name:
Its:

TENANT:

ECC CAPITAL CORPORATION,
a Maryland corporation

By:
Name:
Its:

EXHIBIT “A”

2040 Main Street	2	9/29/04
Office Lease Agreement

EXHIBIT "E"

BUILDING RULES

The following Building Rules apply to and govern Tenant's use of the Premises and Project. Capitalized terms have the meanings given in the Lease, of which these Building Rules are a part. Tenant is responsible for all Claims arising from any violation of the Building Rules by Tenant.

1.	No awning or other projection may be attached to the outside walls of the Premises or Project. No curtains, blinds, shades or screens visible from the exterior of the Premises may be attached to or hung in, or used in connection with, any window or door of the Premises without the prior written consent of Landlord, which shall not be unreasonably withheld. Such curtains, blinds, shades, screens or other fixtures must be of a quality, type, design and color, and attached in a manner, approved by Landlord in writing.

2.	No sign, lettering, picture, notice or advertisement which is visible from the exterior of the Premises or Project may be installed on or in the Premises without Landlord's prior written consent which shall not be unreasonably withheld, and then only in such manner, character and style as Landlord may have approved in writing.

3.	Tenant will not obstruct sidewalks, entrances, passages, corridors, vestibules, halls, or stairways in and about the Project which are used in common with other tenants. Tenant will not place objects against glass partitions or doors or windows which would be unsightly from any of the corridors of the Project or from the exterior of the Project and will promptly remove any such objects upon notice from Landlord.

4.	Tenant will not create or allow obnoxious or harmful fumes, odors, smoke or other discharges which may be offensive to the other occupants of the Project or neighboring properties, or otherwise create any nuisance.

5.	The Premises shall not be used for cooking (as opposed to heating of food), lodging, sleeping or for any immoral or illegal purpose.

6.	Tenant will not make excessive noises, cause disturbances or vibrations or use or operate any electrical or mechanical devices or other equipment that emit excessive sound or other waves or disturbances or which may be offensive to the other occupants of the Project, or that may unreasonably interfere with the operation of any device, equipment, computer, video, radio, television broadcasting or reception from or within the Project or elsewhere.

7.	Machines and mechanical equipment belonging to Tenant, which cause noise or vibration that may be transmitted to the structure of the Building or to any space therein to such a degree as to be objectionable to Landlord or to any tenants in the Building, shall be placed and maintained by Tenant, at Tenant's expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration.

8.	No dog or other animal or bird is allowed in the Project, except for animals assisting the disabled.

9.	Tenant will not waste electricity, water or air conditioning and will cooperate with Landlord to ensure the most effective operation of the Project's heating, air conditioning, ventilation and utility systems. Tenant will not use any method of heating or air conditioning (including without limitation fans or space heaters) other than that supplied by Landlord or approved in writing.

10.	Tenant assumes full responsibility for protecting its space from theft, robbery and pilferage, which includes keeping valuable items locked up and doors locked and other means of entry to the Premises closed and secured after Business Hours and at other times the Premises is not in use.

11.	No additional locks or similar devices shall be attached to any door or window and no keys other than those provided by Landlord shall be made for any door. If more than two keys for one lock are desired by the Tenant, Landlord will provide the same upon payment by the Tenant. Upon termination of this Lease or of Tenant's possession, Tenant will surrender all keys of the Premises and shall explain to Landlord all combination locks on safes, cabinets and vaults.

12.	Tenant will not bring into the Project flammables, such as gasoline, kerosene, naphtha and benzine, or explosives or any other article of intrinsically dangerous nature.

13.	Tenant shall not bring any bicycles or other vehicles of any kind into or through the main lobby of the Building, except for appropriate vehicles necessary for assisting the disabled.

14.	If any carpeting or other flooring is installed by Tenant using an adhesive, such adhesive will be an odorless, releasable adhesive.

15.	If Tenant requires telegraphic, telephonic, security alarm, satellite dishes, antennae or similar services, Tenant shall first obtain Landlord's written approval, which shall not be unreasonably withheld, and comply with Landlord's instructions in their installation.

16.	The water and wash closets, drinking fountains and other plumbing fixtures will not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, rags, coffee grounds or other substances shall be thrown therein.

EXHIBIT “E”

2040 Main Street	1	9/29/04
Office Lease Agreement

17.	Tenant will not overload any utilities serving the Premises.

18.	All loading, unloading, receiving or delivery of goods, supplies, furniture or other items will be made only through entryways provided for such purposes. Deliveries during normal office hours shall be limited to normal office supplies and other small items. No deliveries shall be made which impede or interfere with other tenants or the operation of the Building. No equipment, materials, furniture, packages, supplies, merchandise or other property will be received in the Building or carried in the passenger elevators except between such hours and in such elevators as may be designated by Landlord.

19.	Tenant's initial move in and subsequent deliveries of heavy or bulky items, such as furniture, safes and similar items shall be made only outside of Business Hours and only in such manner as shall prescribed in writing by Landlord. Landlord will in all cases have the right to specify the proper position of any safe, equipment or other heavy article, which shall only be used by Tenant in a manner which will not interfere with or cause damage to the Premise or the Project, or to the other tenants or occupants of the Project. Tenant will not overload the floors or structure of the Building.

20.	Tenant will be responsible for all Claims arising from any damage to the Project or the property of its employees or others and any injuries sustained by any person whomsoever resulting from the delivery or moving of any articles by or for Tenant.

21.	Canvassing, soliciting, and peddling in or about the Project is prohibited and Tenant will cooperate to prevent the same.

22.	At all times (a) persons may enter the Building only in accordance with such regulations as Landlord may provide, (b) persons entering or departing from the Building may be questioned as to their business in the Building, and the right is reserved to require the use of an identification card or other access device or procedures and/or the registering of such persons as to the hour of entry and departure, nature of visit, and other information deemed necessary for the protection of the Building, and (c) all entries into and departures from the Building shall be through one or more entrances as Landlord shall from time to time designate. Landlord may elect not to enforce clauses (a), (b) and (c) above during Business Hours, but reserves the right to do so at Landlord's discretion.

23.	In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to limit or prevent access to the Project during the continuance of the same by closing the doors or taking other appropriate steps. Landlord will in no case be liable for damages for any error or other action taken with regard to the admission to or exclusion from the Project of any person at any time.

24.	Smoking is not permitted, except in the smoking areas located outside of the Building, if any, as designated and redesignated in writing from time to time by Landlord, in its sole, absolute and arbitrary discretion, and Tenant will not smoke anywhere within the Project including, without limitation, the Premises and the sidewalks, entrances, passages, corridors, halls, elevators and stairways of the Project, other than the smoking areas, if any, designated in writing by Landlord. All smoking materials must be disposed of in ashtrays or other appropriate receptacles provided for that purpose.

25.	The Building directory will be provided exclusively for the display of the name and location of tenants only and Landlord reserves the right to exclude any other names therefrom and to limit the amount of space thereon dedicated to Tenant.

26.	Unless otherwise approved by Landlord in writing, all janitorial services for the Project and the Premises shall be provided exclusively through Landlord, and except with the written consent of Landlord, no person or persons other than those approved by Landlord shall be employed by Tenant or permitted to enter the Project for the purpose of performing janitorial services. Tenant shall not cause any unnecessary labor by carelessness or indifference to the good order and cleanliness of the Project.

27.	Landlord reserves the right to exclude or expel from the Project any person who, in Landlord's judgment, is intoxicated or under the influence of liquor or drugs or who is in violation of any of the Building Rules or any Laws.

28.	Tenant shall store all its trash and garbage in proper receptacles within its Premises or in other facilities provided for such purpose by Landlord. Tenant shall not place in any trash box or receptacle any material which cannot be disposed of in the ordinary and customary manner of trash and garbage disposal. All garbage and refuse disposal shall be made in accordance with directions issued from time to time by Landlord. Tenant will cooperate with any recycling program at the Project.

29.	Tenant will not use in the Premises or Common Area of the Project any hand truck except those equipped with rubber tires and side guards or such other material-handling equipment as Landlord may approve.

30.	Tenant will not use the name of the Building or the Project in connection with or in promoting or advertising the business of Tenant except as Tenant's address.

31.	Tenant will comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

EXHIBIT “E”

2040 Main Street	2	9/29/04
Office Lease Agreement

32.	Tenant's requirements will be attended to only upon appropriate application to Landlord's property management office for the Project by an authorized individual.

33.	Tenant will not park or permit parking in any areas designated by Landlord for parking by visitors to the Project or for the exclusive use of tenants or other occupants of the Project. Only passenger vehicles may be parked in the parking areas.

34.	Parking stickers or any other device or form of identification supplied by Landlord as a condition of use of the parking facilities shall remain the property of Landlord. Such parking identification device must be displayed as requested and may not be mutilated or obstructed in any manner. Such devices are not transferable and any device in the possession of an unauthorized holder will be void. Landlord may charge a fee for parking stickers, cards or other parking control devices supplied by Landlord.

35.	No overnight or extended term parking or storage of vehicles is permitted.

36.	Parking is prohibited (a) in areas not striped for parking; (b) in aisles; (c) where "no parking" signs are posted; (d) on ramps; (e) in cross-hatched areas; (f) in loading areas; and (g) in such other areas as may be designated by Landlord.

37.	All responsibility for damage, loss or theft to vehicles and the contents thereof is assumed by the person parking their vehicle.

38.	Tenant and/or each user of the parking area may be required to sign a parking agreement, as a condition to parking, which agreement may provide for the manner of payment of any parking charges and other matters not inconsistent with this Lease and these Building Rules.

39.	Landlord reserves the right to refuse parking identification devices and parking rights to Tenant or any other person who fails to comply with the Building Rules applicable to the parking areas. Any violation of such rule shall subject the vehicle to removal, at such person's expense.

40.	A third party may own, operate or control the parking areas, and such party may enforce these Building Rules relating to parking. Tenant will obey any additional rules and regulations governing parking which may be imposed by the parking operator or any other person controlling the parking areas serving the Project.

41.	Tenant shall be responsible for the observance of all of the Building Rules by Tenant (including, without limitation, all employees, agents, clients, customers, invitees and guests).

42.	Landlord may, from time to time, waive any one or more of these Building Rules for the benefit of Tenant or any other tenant, but no such waiver by Landlord shall be construed as a continuing waiver of such Building Rule(s) in favor of Tenant or any other tenant, nor prevent Landlord from thereafter enforcing any such Building Rule(s) against Tenant or any or all of the tenants of the Project.

43.	These Building Rules are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the other terms, covenants, agreements and conditions of the Lease. In the event of any conflict between these Building Rules and any express term or provision otherwise set forth in the Lease, such other express term or provision shall be controlling.

EXHIBIT “E”

2040 Main Street	3	9/29/04
Office Lease Agreement

EXHIBIT "F"

DESCRIPTION OF PARKING FACILITY

EXHIBIT “F”

2040 Main Street	1	9/29/04
Office Lease Agreement